[CONFORMED COPY]

Exhibit 4(d)1

LOUISIANA POWER & LIGHT COMPANY
TO
THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION)
(successor to The Chase National Bank of the City of New York)
AND
CHARLES F. RUGE
(successor to Carl E. Buckley),
As Trustees under Louisiana Power &
Light Company’s Mortgage and Deed of Trust, Dated as of April 1, 1944

________________

THIRTEENTH SUPPLEMENTAL INDENTURE

_________________

Dated as of December 1, 1969

THIRTEENTH SUPPLEMENTAL INDENTURE
INDENTURE, dated as of the 1st day of December, 1969, made and entered into by and between LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida, whose post office address is 142 Delaronde Street, New Orleans, Louisiana 70114 (hereinafter sometimes called the Company), party of the first part, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association existing under the laws of the United States of America (successor to The Chase National Bank of the City of New York), whose post office address is 1 Chase Manhattan Plaza, New York, New York 10015 (hereinafter sometimes called the Corporate Trustee), and CHARLES F. RUGE (successor to Carl E. Buckley), whose post office address is 80 Michael Street, Iselin, New Jersey 08830 (hereinafter sometimes called the Co-Trustee), as Trustees, parties of the second part (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the Mortgage), which Mortgage was executed and delivered by Louisiana Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this Indenture (hereinafter called Thirteenth Supplemental Indenture) being supplemental thereto;
WHEREAS, said Mortgage was recorded in various Parishes in the State of Louisiana; and
WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof and the Company executed and delivered to the Trustees a First Supplemental Indenture, dated as of March 1, 1948 (hereinafter called the First Supplemental Indenture), a Second Supplemental Indenture, dated as of November 1, 1950 (hereinafter called the Second Supplemental Indenture), a Third Supplemental Indenture, dated as of September 1, 1953 (hereinafter called the Third Supplemental Indenture), a Fourth Supplemental Indenture, dated as of October 1, 1954 (hereinafter called the Fourth Supplemental Indenture), a Fifth Supplemental Indenture, dated as of January 1, 1957 (hereinafter called the Fifth Supplemental Indenture), a Sixth Supplemental Indenture, dated as of April 1, 1960 (hereinafter called the Sixth Supplemental Indenture), a Seventh Supplemental Indenture, dated as of June 1, 1964 (hereinafter called the Seventh Supplemental Indenture), an Eighth Supplemental Indenture, dated as of March 1, 1966 (hereinafter called the Eighth Supplemental Indenture), a Ninth Supplemental Indenture, dated as of February 1, 1967 (hereinafter called the Ninth Supplemental Indenture), a Tenth Supplemental Indenture, dated as of September 1, 1967 (hereinafter called the Tenth Supplemental Indenture), and an Eleventh Supplemental Indenture, dated as of March 1, 1968 (hereinafter called the Eleventh Supplemental Indenture), which were recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Company executed and delivered to the Trustees a Twelfth Supplemental Indenture, dated as of June 1, 1969 (hereinafter called the Twelfth Supplemental Indenture), which was recorded in Parishes in the State of Louisiana, as follows:

Parish	Date Filed	Entry or File Number	Mortgage Book	Folio
Ascension	June 25, 1969	100693	179	187
Assumption	June 25, 1969	90282	93	5
Avoyelles	June 25, 1969	231731	*28	650
Bienville	June 25, 1969	T-8300	115	562
Bossier	June 25, 1969	218038	239	853
Caldwell	June 25, 1969	122265	65	138
Catahoula	June 25, 1969	123777	71	797
Claiborne	June 25, 1969	250688	96	879
Concordia	June 25, 1969	107437	23	202
East Carroll	June 25, 1969	34086	95	797
East Feliciana	June 25, 1969	59094	49	320
Franklin	June 25, 1969	181995	88	589
Grant	June 26, 1969	26696	81	349
Iberville	June 25, 1969	368	107	302
Jackson	June 25, 1969	198079	*FF	106
Jefferson	June 25, 1969	462506	**6	37
Lafourche	June 25, 1969	309754	172	128
LaSalle	June 25, 1969	83075	71	624
Lincoln	June 26, 1969	C-67203	76	345
Livingston	June 25, 1969	72479	***29	176
Madison	July 2, 1969	35932	30A	318
Morehouse	June 25, 1969	32334	203	112
Natchitoches	June 25, 1969	104458	294	487
Orleans	June 26, 1969	0	2151A	143
Ouachita	June 25, 1969	610436	702	109
Plaquemines	June 25, 1969	15	62	9
Rapides	June 25, 1969	564578	641	439
Red River	June 27, 1969	117052	63	613
Richland	June 25, 1969	201794	160	658
Sabine	June 25, 1969	205470	82	497
St. Bernard	June 25, 1969	94700	97	660
St. Charles	June 25, 1969	33226	132	249
St. Helena	June 25, 1969	15176	59	105
St. James	June 25, 1969	30802	68	825
St. John the Baptist	June 25, 1969	36888	26	640
St. Martin	June 25, 1969	72381	192	614
St. Tammany	June 25, 1969	263225	387	152
Tangipahoa	June 25, 1969	170920	***60	491
Tensas	June 25, 1969	83194	9	805
Terrebonne	June 25, 1969	364223	304	256
Union	June 26, 1969	145190	82	401
Vernon	June 25, 1969	283840	375	32
Washington	June 25, 1969	26002	222	325
Webster	June 26, 1969	218593	172	187
West Carroll	June 25, 1969	137449	73	454
Winn	June 25, 1969	77562	75	590
____________
* Special Mortgage Book

** Bond Mortgage Book
*** Amortization Mortgage Book
; and
WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, bonds of a series entitled and designated First Mortgage Bonds, 3% Series due 1974 (hereinafter called the bonds of the First Series), in the aggregate principal amount of Seventeen Million Dollars ($17,000,000), of which Fifteen Million Two Hundred Ninety-seven Thousand Dollars ($15,297,000) principal amount are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3⅛% Series due 1978 (hereinafter called the bonds of the Second Series), in the aggregate principal amount of Ten Million Dollars ($10,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3% Series due 1980 (hereinafter called the bonds of the Third Series), in the aggregate principal amount of Ten Million Dollars ($10,000,000), of which Nine Million Nine Hundred Thousand Dollars ($9,900,000) principal amount are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 4% Series due 1983 (hereinafter called the bonds of the Fourth Series), in the aggregate principal amount of Twelve Million Dollars ($12,000,000), none of which bonds of the Fourth Series is now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 3⅛% Series due 1984 (hereinafter called the bonds of the Fifth Series), in the aggregate principal amount of Eighteen Million Dollars ($18,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 4¾% Series due 1987 (hereinafter called the bonds of the Sixth Series), in the aggregate principal amount of Twenty Million Dollars ($20,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 5% Series due 1990 (hereinafter called the bonds of the Seventh Series), in the aggregate principal amount of Twenty Million Dollars ($20,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 4⅝% Series due 1994 (hereinafter called the bonds of the Eighth Series), in the aggregate principal amount of Twenty-five Million Dollars ($25,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 5¾% Series due 1996 (hereinafter called the bonds of the Ninth Series), in the aggregate principal amount of Thirty-five Million Dollars ($35,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 5⅝% Series due 1997 (hereinafter called the bonds of the Tenth Series), in the aggregate principal amount of Sixteen Million Dollars ($16,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 6½% Series due September 1, 1997 (hereinafter called the bonds of the Eleventh Series), in the aggregate principal amount of Eighteen Million Dollars ($18,000,000), all of which are now Outstanding; and bonds of a series entitled and designated First Mortgage Bonds, 7⅛% Series due 1998 (hereinafter called the bonds of the Twelfth Series), in the aggregate principal amount of Thirty-five Million Dollars ($35,000,000), all of which are now Outstanding; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and
WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and
WHEREAS, the execution and delivery by the Company of this Thirteenth Supplemental Indenture, and the terms of the bonds of the Thirteenth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Louisiana Power & Light Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Charles F. Ruge (successor to Carl E. Buckley) and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Chase Manhattan Bank (National Association) (successor to The Chase National Bank of the City of New York), as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired-that is to say:
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites, or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property, including all the Company’s right, title and interest in and to the following property situated in the State of Louisiana:

JEFFERSON PARISH
(1)Additions, improvements and replacements to the Ninemile Point Steam Electric Generating Station, and the 13.8/115 KV Step-Up Substation and 115 KV Substation in connection therewith, including switchyards and electric lines associated therewith, located at Ninemile Point, Jefferson Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph One, Sub-Paragraph (3) of the Second Supplemental Indenture and in Paragraph One, Sub-Paragraph (2) of the Third Supplemental Indenture.

PLAQUEMINES PARISH
(2)The Buras Gas Engine, Gas Turbine Electric Generating Station, and the 2.4/34.5 KV and 13.8/34.5 KV Step-Up Substation in connection therewith, including switchyards and electric lines associated therewith, located at Buras in Plaquemines Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain tract of land situated in the Parish of Plaquemines, Louisiana, on the right descending bank of the Mississippi River, stated in the chain of title to be about sixty-nine miles below the City of New Orleans, Louisiana, at Buras, which said tract of land measures three hundred forty-one (341’) feet front on Louisiana State Highway, designated as No. 31, by a depth of three hundred feet (300’) on the upper property line, which adjoins the property retained by John S. Evasovich et al, and a depth of 300 feet on the lower property line, which adjoins the property now, or formerly, owned by E. F. Cognevich, and measuring three hundred forty-one (341’) feet in the rear, all as outlined in red on a sketch of land of Luke G. and John S. Evasovich, Buras, Plaquemines Parish, Louisiana, by Jno. C. DeArmas, Jr., C.E., dated August, 1946.
Being a part of the property acquired by the Company from Peoples Utilities, Inc. by Act of Transfer passed before Bartholomew P. Sullivan, Jr., Notary Public, on December 31, 1968, recorded in Conveyance Book 331, Folio 586 of the records of Plaquemines Parish.
ST. CHARLES PARISH
(3)Additions, improvements and replacements to the Little Gypsy Steam Electric Generating Station, and the 22/115 KV Step-Up Substation and 115 KV, 230 KV and 500 KV Substations in connection therewith, including switchyards and electric lines associated therewith, located at or near Montz in St. Charles Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraphs (13), (14), (15), (16) and (17) of the Sixth Supplemental Indenture and in Paragraph One, Sub-Paragraph (1) of the Seventh Supplemental Indenture.

PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them, including all the Company’s right, title and interest in and to the following property situated in the State of Louisiana:
ASCENSION PARISH
(4)Additions, improvements and replacements to the Donaldsonville 230/34.5/13.8 KV Substation, located just southerly of Donaldsonville in Ascension Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (1) of the Eighth Supplemental Indenture.
ASSUMPTION PARISH
(5)Additions, improvements and replacements to the Napoleonville 115/34.5/13.8 KV Substation, located just northwesterly of Napoleonville in Assumption Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraph (3) of the Second Supplemental Indenture and in Paragraph Three, Sub-Paragraph (2) of the Third Supplemental Indenture.
CATAHOULA PARISH
(6)Additions, improvements and replacements to the Black River 34.5 KV Switching Station, converting it into a 115/34.5 KV Substation, located in Jonesville, Catahoula Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (2) of the Seventh Supplemental Indenture.

EAST FELICIANA PARISH
(7)The following described tract or parcel of land near Clinton in East Feliciana Parish, and the microwave tower and installation located thereon:

A certain tract or portion of land, together with all the buildings and improvements thereon, and all the rights, ways, prescriptions and appurtenances thereunto belonging or in anywise appertaining, lying and situated in the Parish of East Feliciana, Louisiana, being a portion of Section 72, Township 2 South, Range 3 East, St. Helena Meridian, and more particularly described as follows:
Beginning at the intersection of the southerly line of said tract and the easterly line of a gravel road, said point of beginning being the southwesterly corner of said tract and being located South 70° 30’ 00” West, 3.00 feet from a ¾ Iron Rod situated on said southerly line of said tract;
From said point of beginning, thence along the easterly line of said gravel road as follows to the northwesterly corner of said tract:

26.79 Feet	North 01° 20’ 35” West
25.08 Feet	North 00° 34’ 57” West
25.18 Feet	North 01° 41’ 11” East
25.13 Feet	North 00° 33’ 15” East
25.05 Feet	North 08° 35’ 26” West
25.00 Feet	North 05° 09’ 24” West
25.02 Feet	North 02° 51’ 57” West
25.02 Feet	North 07° 26’ 51” West
25.01 Feet	North 06° 18’ 09” West
25.01 Feet	North 04° 00’ 39” West
25.08 Feet	North 00° 34’ 57” West
25.08 Feet	North 00° 34’ 57” West
25.05 Feet	North 01° 43’ 22” West
25.02 Feet	North 07° 26’ 51” West
25.22 Feet	North 19° 38’ 50” West
29.16 Feet	North 36° 07’ 10” West
37.54 Feet	North 53° 23’ 49” West
36.07 Feet	North 51° 16’ 49” West
32.02 Feet	North 43° 49’ 00” West
25.71 Feet	North 18° 39’ 02” West

From said Northwesterly corner of the said tract, thence passing through a ¾” Iron Rod at 3.00 feet, North 84° 50’ 35” East, 667.44 feet to a ¾” Iron Rod marking the Northeasterly corner of said tract;
From said Northeasterly corner of the said tract, thence South 05° 09’ 25” East, 353.29 feet to a ¾” Iron Rod marking the Southeasterly corner of said tract;
From said Southeasterly corner of the said tract, thence South 70° 30’ 00” West, 597.02 feet to the southwesterly corner of said tract, and the point of beginning, passing through a ¾” Iron Rod located North 70° 30’ 00” East, 3.00 feet from the point of beginning;
Containing 5.74 acres, all as more fully shown on a plan of survey prepared by R. L. Schumann, Surveyor, dated December 4, 1967.
Being the same property acquired by the Company from Kathryn (Katie) Dunn Roddy by deed executed by the vendor on January 30, 1968 and by the Company on January 31, 1968, recorded in Conveyance Book L-3, Folio 422 of the records of East Feliciano Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold, and hereby expressly reserved to VENDOR, all oil, gas or other minerals in or under the tract of land as above described. In connection with this reservation, however, no surface rights of any sort are reserved to VENDOR, her heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of VENDOR, her heirs or assigns, to explore for and to develop said reserved oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than one hundred fifty (150’) surface feet from the outside limits of said property as above described, and conducted only in such a way as to cause no interference with, interruption of, or damage to, VENDEE’S operations, or damage to VENDEE’S property, including improvements placed thereon. In case of any such exploration or development by VENDOR, her heirs, successors or assigns, VENDOR, for herself, her heirs, successors and assigns, agrees to indemnify VENDEE for any damage resulting therefrom, and agrees that any lease, assignment or conveyance by VENDOR of said mineral interest shall contain a provision obligating the lessee, assignee or transferee to indemnify VENDEE for any such damage.
“VENDOR further agrees for herself, her successors and assigns, that she will not drill, or cause or permit to be drilled, any wells on any lands owned by VENDOR within one hundred fifty feet (150’) of the outside boundaries of the property above described, this agreement being intended to be and constitute, and being and constituting a covenant running with the land hereinabove described, as well as any other lands now owned or hereafter acquired by the VENDOR which are in part or in whole within one hundred fifty feet (150’) of the outside boundaries of the property above described. VENDOR further binds and obligates herself to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
IBERVILLE PARISH
(8)The Evergreen 230/34.5 KV Substation, located approximately 3.5 miles southeasterly of Plaquemine in Iberville Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain tract or portion of land, located and situated in the Parish of Iberville, State of Louisiana, being a portion of Sections 24 and 64 of Township 9 South, Range 13 East, Southeastern Land District of Louisiana, West of the Mississippi River, containing 4.96 acres as shown on plan of survey prepared by R. P. Bernard, Surveyor, dated August 1, 1968, revised January 15, 1969, entitled “Proposed Substation Site for Louisiana Power & Light Co. on the Property of Hercules Incorporated Sec. 24 and 64, T9S, R13E Iberville Parish, La. Evergreen”, according to which plan said tract is more fully described as follows:
Beginning at a point located on the northerly right of way line of the Louisiana Power & Light Company’s 500 KV Line right of way at the termination of that certain right of way for a 50’ access road granted by Hercules Incorporated to Louisiana Power & Light Company by instrument dated September 26, 1968, recorded in COB 181, folio 283 of the records of Iberville Parish, Louisiana, which point of beginning is further located and shown on a plan of survey prepared by R. P. Bernard, Surveyor, dated August 2, 1968, revised January 16, 1969, entitled “Proposed 50’ Access Road for Louisiana Power & Light Co. To Evergreen Substation Site on the Property of Hercules Incorporated in Sections 12, 24 & 49, T9S R13E Iberville Parish”, according to which plan said Point of Beginning is located as follows:
Commencing at a point on the lower property line of Hercules Incorporated, said point being on the section line dividing Sections 49 and 12, T9S R13E, located S17°39’10”W, 3480.23’ from the southerly right of way line of La. State Hwy. No. 405, thence along said lower property line of Hercules Incorporated as follows:
S17°39’10”W, 274.34’ to a grate bar, S18°02’20”W, 649.85’ to a grate bar, S09°28’50”E, 647.82’, S38°58’50”E, 642.59’ to a grate bar, S17°27’50”W, 3876.15’, S17°27’50”W, 63.14’ to a point located 50’ southerly, of and measured at right angles to the

Northerly right of way line of said Louisiana Power & Light Company 500 KV line right of way, thence from the aforesaid point on the lower property line of Hercules Incorporated S69°49’25”W, 527.77’ to the northerly side of Bayou La Butte, thence along the northerly side of Bayou La Butte N24°25’56”E, 26.99’ and N22°09’50”E, 41.65’ to the Point of Beginning of said 4.96 acre tract, which is on the northerly side of Bayou La Butte.
From said Point of Beginning proceed along the Northerly right of way line of the Louisiana Power & Light Company 500 KV line right of way S69°49’25”W, 684.81’
thence S20° 06’ 00”E, 377.32’, thence N75° 22’41” E, 36.47’, thence N70° 03’ 46”E, 100.02’, thence N82° 31’07” E, 50.99’, thence N63° 14’ 21”E, 50.49’, thence N70° 21’28” E, 67.36’,
thence N63° 41’ 51”E, 55.33’, thence N60° 03’40” E, 50.00’,
thence N52° 32’ 40”E, 49.69’, thence N45° 24’26” E, 56.03’,
thence N14° 56’ 29”E, 75.97’, thence N11° 15’47” W, 50.64’,
thence N16° 44’ 52”W, 51.66’, thence N01° 01’40” W, 50.01’,
thence N17° 37’ 56”E, 72.64’, thence N24° 25’56” E, 50.36’,
thence N22° 09’ 50”E, 41.65’, to the Point of Beginning.

Being the same property acquired by the Company from Hercules Incorporated by deed executed by the vendor on April 3, 1969 and by the Company on April 15, 1969, recorded in Conveyance Book 184, Folio 18 of the records of Iberville Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and expressly reserved to VENDOR, its successors and assigns, all oil, gas and/or minerals in or under the tract of land above described, but VENDOR hereby covenants not to drill or explore on the above described property or within 150 surface feet thereof; VENDOR further retains no surface rights whatever thereon, and reserves no right to enter on said property above described in connection with this reservation; VENDOR further agrees hereby to indemnify PURCHASER against any damages resulting from the exercise of its said rights to the oil, gas and/or minerals excepted from this sale and reserved to VENDOR, its successors and assigns.”
JEFFERSON PARISH
(9)Additions, improvements and replacements to the Avondale 115/13.8 KV Substation at Avondale in Jefferson Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Five, Sub-Paragraph (6) West Bank Tower and Anchor (c) of the Third Supplemental Indenture and in Paragraph Two, Sub-Paragraph (17)(a) (1) of the Fifth Supplemental Indenture.

(10)The Cleary 230X115/13.8 KV Substation, located in Metairie, Jefferson Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraphs (2) and (3) of the Ninth Supplemental Indenture.

(11)Additions, improvements and replacements to the Harahan 115/13.8 KV Substation, located a short distance easterly of Harahan in Jefferson Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Four, Sub-Paragraph (3) of the Third Supplemental Indenture.

(12)The Peters Road 230X115/13.8 KV Substation, located along the Intracoastal Waterway at or near Harvey in Jefferson Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain tract of land situated in the Parish of Jefferson, State of Louisiana, on the right descending side of the Mississippi River in Section 56, Township 14 South Range 24 East and being more fully described as per map of survey by R. P. Bernard, Surveyor, dated December 13, 1967, revised April 29, 1968, as commencing at the point of intersection of the center line of Peters Road with the south line of a 120’ wide Louisiana Power & Light Company right of way, said point of intersection bearing coordinates X=2,402,909.534 and Y=434,835.138; thence proceed along the southerly line of the above mentioned 120’ right of way on a bearing of N 72° 20’ 20” E a distance of 529.90’ to the northwest corner of the tract herein described and sold, bearing coordinates X=2,403,414.458 and Y=434,995.902 herein designated as the Point of Beginning: Thence proceed along the southerly line of the 120’ right of way on a bearing of N 72° 20’ 20” E a further distance of 417.42’ to the northeast corner of the tract herein described and sold, said corner being located on the westerly right of way line of the Murphy Canal and bearing coordinates X=2,403,812.204 and Y=435,122.542; thence proceed along the westerly right of way line of the Murphy Canal on a bearing of S 16° 48’ 40” E a distance of 417.56’ to the southeast corner of the tract herein described and sold, said corner bearing coordinates X=2,403,932.970 and Y=434,722.827; thence proceed on a bearing of S 72° 20’ 20” W a distance of 417.42’ to the southwest corner of the tract herein described and sold, bearing coordinates X=2,403,535.224 and Y=434,596.187; thence proceed on a bearing of N 16° 48’ 40” W a distance of 417.56’ to the northwest corner of the tract herein described and sold, which bears coordinates X=2,403,414.458 and Y=434,995.902 being the Point of Beginning, containing 4 acres of land.
Being the same property acquired by the Company from Harvey Canal, Land and Improvement Company by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 28, 1968, recorded in Conveyance Book 678, Folio 895 of the records of Jefferson Parish; in which said Act of Sale there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold, and hereby expressly reserved to vendor, all oil, gas or other minerals in or under the tract of land as above described. In connection with this reservation, however, no surface rights of any sort are reserved to vendor, its successors or assigns, who shall have no right to enter said land or to conduct any drilling, exploring, or other operations on said property, and the rights of vendor, its successors or assigns, to explore for and to develop said reserved oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than one hundred fifty (150’) surface feet from the outside limits of said property as above described, and conducted only in such a way as to cause no interference with, interruption of, or damage to, purchaser’s operations, or damage to purchaser’s property, including improvements placed thereon. In case of any such exploration or development by vendor, its successors or assigns, vendor, for itself, its successors and assigns, agrees to indemnify purchaser for any damage resulting therefrom, and agrees that any future lease, assignment or conveyance by vendor of said mineral interest shall contain a provision obligating the said future lessee, assignee or transferee to indemnify purchaser for any such damage.
Vendor further agrees for itself, its successors and assigns, that it will not drill, or cause or permit to be drilled, any wells on any lands owned by vendor within one hundred fifty feet (150’) of the outside boundaries of the property above described, this agreement being intended to be and constitute, and being and constituting a covenant running with the land hereinabove described, as well as any other lands now owned or hereafter acquired by the vendor which are in part or in whole within one hundred fifty feet (150’) of the outside boundaries of the property above described. Vendor further binds and obligates itself to obtain from any future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth, it being understood and agreed that vendor shall not be obligated to obtain such a covenant from the lessee, its successors and assigns under and by virtue of that certain oil, gas and mineral lease granted by vendor to Pubco Petroleum Corporation under date of February 5, 1967, recorded in Mineral Book 27, folio 70 of the records of Jefferson Parish, Louisiana.”
(13)Additions, improvements and replacements to the Snake Farm 230/115/13.8 KV Substation, located on a site fronting on the New Orleans-Baton Rouge Airline Highway near David Drive in Jefferson Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Four, Sub-Paragraph (1) of the First Supplemental Indenture and in Paragraph Three, Sub-Paragraph (15) of the Second Supplemental Indenture.

LAFOURCHE PARISH
(14)Additions, improvements and replacements to the Raceland 115/34.5/13.8 KV Substation, located approximately one mile northeasterly of Raceland in Lafourche Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (19) of the Second Supplemental Indenture.

(15)Additions, improvements and replacements to the Thibodaux 115/34.5/13.8 KV Substation, located just northerly of Thibodaux in Lafourche Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (28) of the Fifth Supplemental Indenture.

(16)Additions, improvements and replacements to the Valentine 115/34.5 KV Substation, located approximately four miles southeasterly of Lockport in Lafourche Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (29) of the Fifth Supplemental Indenture.

OUACHITA PARISH
(17)Additions, improvements and replacements to the West Monroe 115/13.8 KV Substation and Storehouses located in West Monroe, Ouachita Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraph (22) of the Mortgage, in Paragraph Three, Sub-Paragraph (26) of the First Supplemental Indenture and in Paragraph Three, Sub-Paragraph (33) of the Fourth Supplemental Indenture, and on/and that certain tract or parcel of land particularly described as follows:

A certain tract or parcel of land situated in Section 43, Township 18 North, Range 3 East, in the Parish of Ouachita, State of Louisiana, more particularly described as follows: Commencing at the corner common to Sections 59, 43 and 40, Township 18 North, Range 3 East, thence along section lines between Section 43 and 40, North 64°, 04 minutes East, a distance of 3,294.83 feet to a point on said section line, thence South 25°, 56 minutes East, a distance of 421.40 feet to an iron pin on the line of property belonging to Louisiana Power & Light Company, for the point of beginning of the land herein described

1.
Thence, South 25°, 56 minutes East along the property line of property belonging to Louisiana Power & Light Company a distance of 150 feet to a point situated on the North right of way line of West Jackson Street.

2.	Thence, South 60°, 47 minutes West along the North right of way line of West Jackson Street a distance of 149.92 feet to an iron pin.

3.	Thence, North 25°, 37 minutes West a distance of 150 feet to an iron pin situated on the property line belonging to Louisiana Power & Light Company.

4.	Thence, North 60°, 47 minutes East along line of property belonging to Louisiana Power & Light Company a distance of 149.09 feet to, the point of beginning.
all as is shown on a plat drawn by J. T. Balfour, C. E. #727, dated July 19, 1968.
Being the same property acquired by the Company from Allen W. Hefley, Sr. and Gloria Faye Calhoun Hefley by deed executed by the vendors on September 12, 1968 and by the Company on September 20, 1968, recorded in Conveyance Book 904, Folio 477 of the records of Ouachita Parish.
PLAQUEMINES PARISH
(18)The Venice 34.5/24 KV Substation, located at Venice in Plaquemines Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain tract or parcel of land, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, advantages, appurtenances thereunto belonging or in anywise appertaining, situated, lying and being in the Parish of Plaquemines, State of Louisiana, on the right descending bank of the Mississippi River, about ninety (90) miles below the City of New Orleans, having and measuring as follows:
Beginning at a point which is North 57 degrees East a distance of 372.3 feet and South 28 degrees 35 minutes East a distance of 96.3 feet from the intersection of the East right of way line of Louisiana State Highway No. 23 and the lower monumented line of the Mrs. Eugene DeArmas tract; thence run North 57 degrees East a distance of 300.0 feet to the toe of the Mississippi River levee; thence South 28 degrees 35 minutes East on and along the toe of the aforesaid levee a distance of 96.3 feet; thence run South 57 degrees West a distance of 300.0 feet; thence run North 28 degrees 35 minutes West a distance of 96.3 feet to the point of beginning, all as per plat of survey for Peoples Utilities, Inc. and Mr. Mark Delesdernier, Sr. by H. G. Black, C. E., dated July 3, 1964; all located in the unincorporated community of Venice, Parish of Plaquemines, Louisiana, and marked by the letter “B” on said survey.
Being a part of the property acquired by the Company from Peoples Utilities, Inc. by Act of Transfer passed before Bartholomew P. Sullivan, Jr., Notary Public, on December 31, 1968, recorded in Conveyance Book 331, Folio 586 of the records of Plaquemines Parish.
RICHLAND PARISH
(19)Additions, improvements and replacements to the Delhi 115/13.8 KV Substation, located west of Delhi in Richland Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (25) of the Mortgage and on/and the following described tract or parcel of land on which a microwave tower and installation is situated:

A certain tract of land situated in the Northeast quarter of Section 14, Township 17 North, Range 9 East, Richland Parish, Louisiana, being more particularly described as follows:
Beginning at the northwest corner of the property acquired by Louisiana Power & Light Company from Louisiana Power Company by deed dated September 30, 1927, recorded in Notarial Book 53, Page 212 of the records of Richland Parish; thence East along the North line of said Louisiana Power & Light Company tract 500 feet; thence North 250 feet; thence West 500 feet; thence South 250 feet back to the POINT OF BEGINNING, comprising a total of 2.9 acres, more or less.
Being the same property acquired by the Company from Mrs. Agnes H. McEacharn, et al., by deed executed by the vendors on December 4, 6 and 7, 1967 and by the Company on December 18, 1967, recorded in Conveyance Book 216, Folio 550 of the records of Richland Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold, and hereby expressly reserved to the Vendors, all oil, gas or other minerals in or under the land above described. In connection with this reservation, however, no surface rights of any sort are reserved to Vendors, their heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring, or other operations on said property, and the rights of Vendors, their heirs or assigns, to explore for and to develop said reserved oil, gas and other minerals shall be limited to directional drilling or other operation conducted not less than one hundred fifty (150’) surface feet from the outside limits of said property above described, and conducted only in such a way as to cause no interference with, interruption of, or damage to, Vendee’s operations, or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendors, their heirs, successors or assigns, Vendors, for themselves, their heirs, successors and assigns, agree to indemnify Vendee for any damage resulting therefrom, and agree that any lease, assignment, or conveyance by Vendors of said mineral interests shall contain a provision obligating the lessee, assignee or transferee to indemnify Vendee for any such damage. Vendors further agree for themselves, their successors and assigns, that they will not drill or cause or permit to be drilled any well on any lands owned by Vendors within one hundred fifty (150’) feet of the outside boundaries of the property above described to develop or produce minerals under Vendors’ property, this agreement being intended to be and constitute, and being and constituting, a covenant running with the land hereinabove described, as well as any other lands owned or acquired by the Vendors which are in part or in whole within said one hundred fifty (150’) feet of the outside boundaries of the property above described. Vendors further bind and obligate themselves to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
ST. BERNARD PARISH
(20)Additions, improvements and replacements to the Pakenham 230X115/13.8 KV Substation, located approximately one mile southwesterly of Chalmette in St. Bernard Parish, situated on/and that certain tract or parcel of land particularly described as follows:

All that certain tract or portion of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of St. Bernard, State of Louisiana, on the east or left descending side of the Mississippi River, in Section 7, Township 13 South, Range 12 East, Southeastern Land District of

Louisiana, being a portion of what was formerly known as Battle Ground Plantation, at Chalmette, Louisiana, (and being a portion of and situated within the 12.369 acre tract of land acquired by Tenneco Oil Company from Kaiser Aluminum & Chemical Corporation by deed dated February 28, 1967, recorded in Conveyance Book 97, Folio 436 of the records of St. Bernard Parish on March 20, 1967) more fully and particularly located and described in accordance with a plan of survey certified correct by R. P. Bernard, Surveyor, dated February 22, 1967, as follows, to-wit (all bearings and grid coordinates hereinafter set forth being based upon and referring to the Louisiana State Plane Coordinate System-South Zone):
Commencing at a point (hereinafter referred to as the “Point of Beginning”) located South 11 degrees 08 minutes 32 seconds East 435.15 feet from Louisiana Geodetic Survey Monument E-3124, which said Point of Beginning bears grid coordinates of X equals 2,430,547.53 and Y equals 465,144.43 and is marked by an iron pin set in concrete and is the northeasterly corner of the aforesaid 12.369 acre tract of land; and thence, from said Point of Beginning, running on a bearing of South 24 degrees 29 minutes 05 seconds West for a distance of 400.00 feet to a point marked by an iron rod; thence running on a bearing of North 64 degrees 53 minutes 49 seconds West for a distance of 360.50 feet to a point marked by an iron rod; thence running on a bearing of North 25 degrees 06 minutes 11 seconds East for a distance of 466.91 feet to a point on a curve to the right having a radius of 1,241.40 feet, which last mentioned point is marked by an iron pin set in concrete; thence running along the arc of said curve to the right having a radius of 1,241.40 feet for a distance of 221.03 feet to a point marked by an iron pin set in concrete, which last mentioned point bears grid coordinates of X equals 2,430,436.94 and Y equals 465,233.51; thence running on a bearing of South 51 degrees 09 minutes 01 second East for a distance of 142.01 feet to the Point of Beginning; containing 3.61 acres of land.
Being the same property acquired by the Company from Tenneco Oil Company by deed executed on August 15, 1968, recorded in Conveyance Book 101, Folio 512 of the records of St. Bernard Parish.
ST. CHARLES PARISH
(21)Additions, improvements and replacements to the Luling 115/13.8 KV Substation, located approximately 1.5 miles southeasterly of Luling in St. Charles Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraph (43) of the Third Supplemental Indenture.

ST. JAMES PARISH
(22)The Convent 230X115/34.5 KV Substation, located approximately three miles northeasterly of Convent in St. James Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain portion of ground, situated in Section 79, Township 11 South, Range 4 East, St. James Parish, Louisiana, being more particularly described as follows:
Beginning at a 1½” galvanized iron pipe at the Northeast corner of Section 24, T-11-S, R-4-E; thence N. 73° 04’ 00” E, 550.00’; thence S 16° 56’ 00” E, 550.00; thence S 73° 04’ 00” W, 573.03’; thence N 14° 32’ 10” W, 550.48’ to the point of beginning; being more fully shown on a plat of survey by J. L. Fontcuberta, Surveyor, dated August 1, 1967, revised September 22, 1967, further revised April 4, 1968, and containing 7.090 acres.
Being the same property acquired by the Company from Uncle Sam Plantation, Inc. by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 23, 1968, recorded in Conveyance Book 144, Folio 165 of the records of St. James Parish; in which said Act of Sale there appear the following provisions with respect to the minerals:
“There is excepted from the property hereinabove described and herein sold, and hereby reserved to the vendor, its successors and assigns, all oil, gas and other minerals in or under the land above-described and sold; PROVIDED, HOWEVER, that in connection with this reservation no surface rights of any sort or kind whatsoever are reserved to or retained by vendor, its successors or assigns, and vendor, its successors and assigns shall have no right to enter upon the said land hereinabove described and herein sold and shall have no right to conduct any drilling, exploring or other operations thereon, and the rights of vendor, its successors and assigns, to explore for and to develop said reserved oil, gas and other minerals, shall be limited to directional drilling or other operations conducted off and without the outside surface limits of the said property hereinabove described and herein sold, and conducted only in such a way as to cause no interference with, interruption of, or damage to purchaser’s operations, or damage to purchaser’s property, including improvements placed thereon.”
(23)The St. James 230/34.5 KV Substation, located approximately four miles northwesterly of St. James in St. James Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain tract of land situated in the Parish of St. James, State of Louisiana, on the right descending side of the Mississippi River, near Burton, Louisiana, said tract of land being located in Section 50, Township 12 South-Range 15 East and is bounded on all sides by lands of Hugh A. Hawthorne et al., and being more fully described as follows, to-wit:
Commencing at the northeasterly corner of said tract of land, at a point located 3’ south of the south line of a ditch paralleling a shell road referred to as an extension of Burton Road, and herein designated as the POINT OF BEGINNING and having coordinates y=485,613.556 and x=2,139,353.698: Thence proceed in a southeasterly direction on a bearing of S 39° 10’ 43” E a distance of 435.60’ to the southeasterly corner of said tract, said corner having coordinates y= 485,275.887 and x=2,139,628.884; thence proceed in a southwesterly direction on a bearing of S 67° 25’ 06” W a distance of 417.42’ to the southwesterly corner of said tract, said corner having coordinates y=485,115.598 and x=2,139,243.466; thence proceed in a northwesterly direction on a bearing of N 39° 10’ 43” W a distance of 435.60’ to the northwesterly corner of said tract, said corner having coordinates y=485,453.267 and x=2,138,968.280; thence proceed in a northeasterly direction on a bearing of N 67° 25’ 06” E a distance of 417.42’ to the northeasterly corner of said tract, said corner having coordinates y=485,613.556 and x=2,139,353.698 and being the POINT OF BEGINNING. All as more fully shown on a plan of survey by R.P. Bernard, Surveyor, dated September 19, 1967.
Being the same property acquired by the Company from Hugh A. Hawthorne and Peter E. DesJardins by deed executed by the vendors on September 15, 1969 and by the Company on September 16, 1969, recorded in Conveyance Book 150, Folio 790 of the records of St. James Parish; in which said deed there appear the following provisions with respect to the minerals:

“There is excepted from the property above described and sold and expressly reserved to VENDORS, all oil, gas and/or minerals in or under the tract of land above described. In connection with this reservation, however, no surface rights of any sort are reserved to VENDORS, their heirs, successors and/or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of VENDORS, their heirs, successors and/or assigns to explore for and to develop said oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property as above described. In case of any such exploration or development by VENDORS, their heirs, successors and/or assigns, VENDORS, for themselves, their heirs, successors and assigns, agree to indemnify PURCHASER against any damages caused by VENDORS as a result of the exercise by VENDORS of the oil, gas and mineral rights reserved by VENDORS.”
(24)The Uncle Sam 34.5/13.8 KV Substation, located approximately three miles northeasterly of Convent in St. James Parish, situated on/and that certain tract or parcel of land particularly described as follows:

A certain portion of ground, situated in Sections 20 & 21, Township 11 South, Range 4 East, in St. James Parish, Louisiana, being more particularly described as follows:
Commencing at the Grate Bar at the Southeast corner of Section 24, Township 11 South, Range 4 East; thence South 75° 04’ 00” West, 11,131.40’ to the Westerly line of Parcel 3; thence with the Westerly line of Parcel 3 North 14° 25’ 30” West, 598.44’ to the point of beginning; thence continuing North 14° 25’ 30” West, 275.00’ to the Southerly line of Parcel 1; thence with the Southerly line of Parcel 1 North 73° 52’ 37” East, 275.00’; thence South 14’ 25’ 30” East, 275.00’; thence South 73° 52’ 37” West, 275.00’ to the point of beginning; being more fully shown on a plat of a survey by J.L. Fontcuberta, Surveyor, dated January 3, 1968, revised April 4, 1968, and containing 1.735 acres.
Being the same property acquired by the Company from Freeport Sulphur Company by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on. May 23, 1968, recorded in Conveyance Book 144, Folio 157 of the records of St. James. Parish; in which said Act of Sale there appear the following provisions with respect to the minerals:
“There is excepted from the property hereinabove described and herein sold all oil, gas, and other minerals in or under the land above described and sold; PROVIDED, HOWEVER, to the extent that vendor owns or hereafter acquires any such mineral rights no surface rights of any sort or kind whatsoever are reserved to or retained by vendor, its successors or assigns, and vendor, its successors and assigns shall have no right to enter upon the said land hereinabove described and herein sold and shall have no right to conduct any drilling, exploring or other operations thereon, and the rights of vendor, its successors and assigns, to explore for and to develop said reserved oil, gas and other minerals, shall be limited to directional drilling or other operations conducted off and without the outside surface limits of the said property hereinabove described and herein sold, and conducted only in such a way as to cause no interference with, interruption of, or damage to purchaser’s operations, or damage to purchaser’s property, including improvements placed thereon.”
(25)The Vacherie 230/13.8 KV Substation, located approximately 1.5 miles southeasterly of Vacherie in St. James Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (10) of the Eighth Supplemental Indenture.

(26)The Welcome 230/34.5/13.8 KV Substation, located approximately eight miles northwesterly of St. James in St. James Parish, situated on/and those certain tracts or parcels of land particularly described as follows:

(a) A certain tract of ground situated in the Parish of St. James, State of Louisiana, on the right descending side of the Mississippi River, located in Sections 46 and 47 of Township 11 South, Range 15 East and being more fully described to-wit:
Commencing at the 3” concrete monument in the intersection of the westerly right-of-way line of Louisiana State Highway No. 18 with the line between Sections 45 and 46, T11S-R15E, St. James Parish, Louisiana, proceed thence S52°05’41”W, on and along said line between Sections 45 and 46, a distance of 3,162.61’; thence S37°54’19”E 447.0’ to the POINT OF BEGINNING, which is the most northerly corner of tract herein sold; thence S52°05’41”W 280.0’; thence S37°34’19”E 325.0’; thence N52°05’41”E 280.0’; thence N37°54’19”W 325.0’ to the POINT OF BEGINNING, all within said Sections 46 and 47, T11S-R15E, and containing 2.089 acres, all as more fully shown on the plan of survey by William Clifford Smith, registered Civil Engineer, dated July 17, 1967, revised August 1, 1967 and revised March 5, 1968, titled “Map Showing Louisiana Power & Light Company Proposed ‘Welcome’ Substation Site from Gulf Oil Corporation within Sections 46 and 47, T-11S-R15E, St. James Parish, Louisiana”.
Being the same property acquired by the Company from Gulf Oil Corporation by deed executed by the vendor on May 17, 1968 and by the Company on May 23, 1968, recorded in Conveyance Book 144, Folio 148 of the records of St. James Parish.
(b) A certain tract of ground situated in the Parish of St. James, State of Louisiana, on the right descending side of the Mississippi River, located in Section 46, Township 11 South, Range 15 East and being more fully described as follows:
Commencing at the 3” concrete monument in the intersection of the westerly right-of-way line of Louisiana State Highway No. 18 with the line between Sections 45 and 46, T11S, R15E, St. James Parish, Louisiana, proceed thence S52° 05’ 41” W, on and along said line between Sections 45 and 46, a distance of 3,162.61’; thence S37° 54’ 19”E 347.00’, to the POINT OF BEGINNING, which is the most northerly corner of the tract herein sold, thence S37° 54’ 19”E 100.00’, to the most northerly corner of that certain 2.089 acre tract sold by Gulf Oil Corporation to Louisiana Power & Light Company by act under private signature dated May 17, 1968 and recorded in COB 144, folio 148 of the records of St. James Parish; thence S 52° 05’ 41” W, along the line with said 2.089 acre tract, 280.00’; thence N37° 54’ 19”W 100.00’; thence N52° 05’ 41”E 280.00’ to the point of beginning; and containing 0.643 acres more or less, all as more fully shown on a plan of survey by R. P. Bernard, Land Surveyor dated October 31, 1968, titled “Proposed Addition to Welcome Substation, Section 46, T11S, R15E, St. James Parish, La.”
Being the same property acquired by the Company from Gulf Oil Corporation by deed executed by the vendor on February 4, 1969 and by the Company on February 19, 1969, recorded in Conveyance Book 147, Folio 707 of the records of St. James Parish.

ST. JOHN THE BAPTIST PARISH
(27)Additions, improvements and replacements to the Belle Point 115/34.5/24/13.8 KV Substation, located approximately 4 miles west of LaPlace in St. John the Baptist Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Two, Sub-Paragraph (20) of the Seventh Supplemental Indenture.

ST. TAMMANY PARISH
(28)Additions, improvements and replacements to the Slidell 230/34.5 KV Substation, located in Slidell, St. Tammany Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (33) of the First Supplemental Indenture.

TANGIPAHOA PARISH
(29)Additions, improvements and replacements to the Amite 115/24/13.8 KV Substation, located north of Amite in Tangipahoa Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (29) of the Mortgage.

TERREBONNE PARISH
(30)Additions, improvements and replacements to the Coteau (formerly called Houma) 138/115/34.5/13.8 KV Substation, located northeast of Houma in Terrebonne Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (55) of the Third Supplemental Indenture.

(31)The Gibson 138/34.5/13.8 KV Substation, located on a site fronting on U. S. Highway 90 approximately three miles easterly of the intersection of said Highway with Bayou Boeuf in Terrebonne Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (8) of the Ninth Supplemental Indenture.

(32)Additions, improvements and replacements to the Humphreys 138/34.5 KV Substation, located at Humphreys in Terrebonne Parish, situated on land owned by others.

WASHINGTON PARISH
(33)Additions, improvements and replacements to the Franklinton 115/34.5 KV Substation, located southerly of Franklinton in Washington Parish, situated on/and that certain tract or parcel of land particularly described in Paragraph Three, Sub-Paragraph (39) of the Mortgage and on/and that certain tract or parcel of land particularly described as follows:

A certain tract or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Washington, State of Louisiana, in Section 17, Township 3 South, Range 11 East, which said tract or parcel of land is more fully and specifically located and described in accordance with a plan of survey certified by R. L. Schumann, Registered Land Surveyor, Surveys, Inc., dated November 15, 1966, as follows, to-wit:

Commencing at the Southwest corner of Section 17 Township 3 South, Range 11 East; thence North 89 degrees 30 minutes East for a distance of 442.92 feet to the Point of Beginning; thence continuing on a bearing of North 89 degrees 30 minutes East for a distance of 200 feet to the Southeast corner of said tract or parcel of land (said corner also being the southwest corner of the existing Louisiana Power & Light Company Substation Site); thence proceed in a North 0 degrees 30 minutes East direction for a distance of 501.6 feet along the West property line of the above mentioned Substation site; thence proceed in a South 89 degrees 30 minutes West direction for a distance of 200 feet; thence proceed in a South 0 degrees 30 minutes West direction for a distance of 501.6 feet to the Point of Beginning; containing 2.303 acres.
Being the same property acquired by the Company from Crown Zellerbach Corporation by deed executed on April 17, 1967, recorded in Conveyance Book 202, Folio 741 of the records of Washington Parish.
WEBSTER PARISH
(34)Additions, improvements and replacements to the Sarepta 138/115/34.5/13.8 KV Substation, located north of Sarepta in Webster Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Three, Sub-Paragraph (41) of the Mortgage and in Paragraph Two, Sub-Paragraph (21) of the Eleventh Supplemental Indenture, and on/and that certain tract or parcel of land particularly described as follows:

A certain tract or parcel of land situated in Section 12, Township 22 North, Range 11 West, Webster Parish, Louisiana, and more particularly described as follows:
From the southeast corner of the northwest quarter of the southeast quarter of said Section 12, run north along the east line of said quarter-quarter section 330 feet to the south line of a tract of land formerly owned by Robert V. Slack et ux (Now owned by Louisiana Power & Light Company), thence west along the common property line between Slack (formerly) and a tract of land formerly owned by Warren P. Langley (Now owned by Louisiana Power & Light Company) a distance of 87.94 feet to the POINT OF BEGINNING;
Thence continue west along the common property line between Wesley N. Williams and Slack (formerly), a distance of 210 feet to the easterly right of way line of the Kansas City Southern Railroad, thence south 8°35’ east along said right of way line a distance of 210 feet, thence east along the common property line between Williams and Langley (formerly) a distance of 210 feet, thence north 8°35’ west along the common property line between Williams and Langley (formerly) a distance of 210 feet to the POINT OF BEGINNING and containing 1.00 acres of land more or less and being the same property acquired by Wesley N. Williams from W. P. Langley by deed dated March 7, 1963 and recorded in Conveyance Book 331, page 194 of the records of Webster Parish, Louisiana.
All as is shown on a plat prepared by J. T. Balfour, C. E., No. 727, dated 7-13-67.
Being the same property acquired by the Company from Wesley N. Williams by deed executed by the vendor on May 16, 1968 and by the Company on May 28, 1968, recorded in Conveyance Book 377, Folio 230 of the records of Webster Parish; in which said deed there appear the following provisions with respect to the minerals:

“There is excepted from the property above described and sold, and hereby expressly reserved to Vendor, all oil, gas or other minerals therein or thereunder. In connection with this reservation, however, no surface rights of any sort are reserved to Vendor, his heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of Vendor, his heirs or assigns, to explore for and to develop said reserved oil, gas or other minerals shall be limited to directional drilling or other operations conducted not less than one hundred fifty (150’) surface feet from the outside limits of said property above described, and conducted only in such a way as to cause no interference with, interruption of, or damage to, Vendee’s operations, or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendor, his heirs, successors or assigns, Vendor, for himself, his heirs, successors and assigns, agrees to indemnify Vendee, its successors and assigns, for any damage resulting therefrom, and agrees that any lease, assignment or conveyance by Vendor of said mineral interest shall contain a provision obligating the lessee, assignee or transferee to indemnify Vendee, its successors and assigns, for any such damage. Vendor further agrees for himself, his successors and assigns, that they will not drill, or cause or permit to be drilled, any well on any lands owned by Vendor within one hundred fifty (150’) feet of the outside boundaries of the property above described to develop or produce minerals under Vendor’s property, this agreement being intended to be and constitute, and being and constituting a covenant running with the land hereinabove described, as well as any other lands owned or acquired by the Vendor which are in part or in whole within said one hundred fifty (150’) feet of the outside boundaries of the property above described. Vendor further binds and obligates himself to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
PARAGRAPH THREE
All and Singular the Miscellaneous Lands and Real Estate or Rights and Interests Therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust, including the following property situated in the State of Louisiana, described as:
LINCOLN PARISH
(35)A certain tract or parcel of land situated in Section 4, Township 18 North, Range 3 West, Lincoln Parish, Louisiana, being more particularly described as follows:

From a pine knot marking the Northwest corner of the Southwest Quarter of the Northwest Quarter of said Section 4, run S 0° 44’ 28” W along the West line of said Section 4 a distance of 574.04 feet; thence S 89° 15’ E a distance of 504.21 feet; thence S 0° 45’ W a distance of 749.65 feet to a point on the North line of Gladys D. Kasar et vir property and the point of beginning; thence S 89° 16’ 46” along the North line of said property a distance of 818.07 feet; thence S 0° 09’ 28” E along the East property line of said property a distance of 750.86 feet; thence N 89° 15’ W a distance of 829.96 feet; thence N 0° 45’ E a distance of 750.35 feet to the point of beginning and containing 14.20 acres of land more or less.
Being the same property acquired by the Company from Gladys Delony Kaspar and Charles C. Kaspar by deed executed by the vendors on August 28, 1969 and by the Company on September 5, 1969, recorded in Conveyance Book 138, Folio 835 of the records of Lincoln Parish; in which said deed there appear the following provisions with respect to the minerals:

“There is excepted from the property above described and sold, and hereby expressly reserved to Vendors, all oil, gas or other minerals in or under the tract of land as above described. In connection with this reservation, however, no surface rights of any sort are reserved to Vendors, their heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of Vendors, their heirs or assigns to explore for and to develop said reserved oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property above described, and conducted only in such a way as to cause no interference with, interruption of or damage to Vendee’s operations or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendors, their heirs, successors or assigns, Vendors, for themselves, their heirs, successors and assigns agree to indemnify Vendee for any damage resulting therefrom and agree that any lease, assignment or conveyance by Vendors of said mineral interest shall contain a provision obligating the lessee, assignee or transferee to indemnify Vendee for any such damage. Vendors further agree for themselves, their successors and assigns that they will not drill or cause or permit to be drilled any well on any lands owned by Vendors within 150 feet of the outside boundaries of the property above described to develop or produce minerals under Vendors’ property, this agreement being intended to be and constitute and being and constituting a covenant running with the land herein-above described, as well as any other lands owned or acquired by the Vendors which are in part or in whole within said 150 feet of the outside boundaries of the property above described. Vendors further bind and obligate themselves to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
(36)A certain tract or parcel of land situated in Section 4, Township 18 North, Range 3 West, Lincoln Parish, Louisiana, being more particularly described as follows:

From a pine knot marking the Northwest corner of the Southwest Quarter of the Northwest Quarter of said Section 4, run S 0°44’28” W along the West line of said Section 4 a distance of 574.04 feet; thence S 89°15’ E a distance of 504.21 feet to the point of beginning; thence continue S 89°15’ E a distance of 1300.00 feet; thence S 0°45’ W a distance of 1500.00 feet; thence N 89°15’ W a distance of 470.04 feet; thence N 0°09’28” W a distance of 750.86 feet; thence N 89°16’46” W a distance of 818.07 feet; thence N 0°45’ E a distance of 749.65 feet to the point of beginning and containing 30.57 acres of land more or less.
Being the same property acquired by the Company from Sturgis-Nix Lumber Company, et als. by deed executed by the vendors on August 29 and September 2, 1969 and by the Company on September 5, 1969, recorded in Conveyance Book 138, Folio 841 of the records of Lincoln Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold and hereby expressly reserved to Vendors, all oil, gas or other minerals in or under the tract of land as above described. In connection with this reservation, however, no surface rights of any sort are reserved to Vendors, their heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of Vendors, their heirs or assigns to explore for and to develop said reserved oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than 150 feet from the outside limits of said property above described and conducted only in such a way as to cause no interference with, interruption of or damage to Vendee’s operations or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendors, their heirs, successors or assigns, Vendors, for themselves, their heirs, successors and assigns, agree to indemnify Vendee for any damage resulting therefrom, and agree that any lease, assignment or conveyance by Vendors of said mineral interest shall contain a provision obligating the lessee, assignee or transferee to indemnify Vendee for any such damage. Vendors further agree for themselves, their successors and assigns that they will not drill or cause or permit to be drilled any well on any lands owned by Vendors within 150 feet of the outside boundaries of the property above described to develop or produce minerals under Vendors’ property, this agreement being intended to be and constitute and being and constituting a covenant running with the land hereinabove described as well as any other lands owned or acquired by the Vendors which are in part or in whole within 150 feet of the outside boundaries of the property above described. Vendors further bind and obligate themselves to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
MADISON PARISH
(37)The following described property, together with all improvements and appurtenances thereunto belonging, situated in the Parish of Madison, State of Louisiana, to-wit:

From the Southwest corner of the Northwest Quarter of Section 45, Township 17 North, Range 13 East, Madison Parish, Louisiana proceed North along the Range Line common to Ranges 12 and 13 East a distance of 462.4 feet to a point on the Easterly right of way line of U.S. Highway No. 65; thence proceed N 27° 43’ E along the said Easterly right of way line of U. S. Highway No. 65 a distance of 968.88 feet to an iron pipe for the POINT OF BEGINNING, said point being the westerly corner common with the property of Nettie Johnson; thence continue N 27° 43’ E along the Easterly right of way line of U.S. Highway No. 65 a distance of 104.5 feet to an iron pipe at the corner common with the property of Louisiana Power & Light Company; thence proceed N 89° 54’ E along the line common with the property of Louisiana Power & Light Company a distance of 209.0 feet; thence proceed S 27° 36’ W along the line common with the property of Louisiana Power & Light Company a distance of 104.5 feet to an iron pipe; thence proceed S 89° 54’ W along the line common with the property of Nettie Johnson a distance of 209.2 feet to the POINT OF BEGINNING and containing 0.443 acres, more or less.
Being the same property acquired by the Company from Lige Armstrong and Nezzie Lee Armstrong Coley by deed executed by the vendors on August 19 and 27, 1969 and by the Company on September 5, 1969, recorded in Conveyance Book 21, Folio 897 of the records of Madison Parish.
ORLEANS PARISH
(38)Additions, improvements and replacements to the Transformer Shop in the City of New Orleans (Algiers), Orleans Parish, situated on/and those certain tracts or parcels of land particularly described in Paragraph Four, Sub-Paragraph (11) of the Mortgage and on/and that certain tract or parcel of land particularly described as follows:

A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Fifth District of the City of New Orleans, in Square 42 thereof, bounded by Pacific Avenue, Pelican Avenue (formerly Peter Street), Elmira Street and Delaronde (formerly Thayer) Street, consisting, according to its record title, of the front portion of original Lot No. 25 and the front portion of a part of original Lot No. 24 adjoining; which said lot or portion of ground, in accordance with a plan of survey certified correct by R.L. Schumann, Surveyor, dated June 6, 1966, is designated as Lot “X”, and commences at a distance of 120 feet from the corner of Delaronde Street and Pacific Avenue and measures thence 45 feet front on Pacific Avenue, same in width in the rear, by a depth between equal and parallel lines of 90 feet.
Being the same property acquired by the Company from the City of New Orleans (for the use and benefit of the Sewerage & Water Board of New Orleans) by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 31, 1968, registered in Conveyance Office Book 688A, Folio 237 of the records of Orleans Parish.
(39)A certain lot of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes and advantages thereunto belonging, or in anywise appertaining, situated in the Fifth District of this City, in the square bounded by Delaronde Street, Pelican Avenue, Bouny and Seguin Streets, designated as Lot No. 6 of Square No. 8, New City Plan, and by Lot No. 3 of Square No. 14, Old Plan, and measures 31 feet 11 inches and 5 lines front on Delaronde Street, by a depth of 127 feet 10 inches and 5 lines, American Measure.

According to a plan of survey made by J.L. Fontcuberta, Surveyor, dated March 6, 1968, said lot has the same number, is located in the same square, commences 159 feet, 10 inches, 1 line from the corner of Delaronde and Bouny Streets, measures 31 feet, 11 inches 5 lines front on Delaronde Street, the same width in the rear, by a depth between equal and parallel lines of 127 feet, 10 inches and 5 lines.
The Improvements bear Municipal Nos. 153-155 Delaronde St.
Being the same property acquired by the Company from Joseph A. Petrie, Jr. by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 2, 1968, registered in Conveyance Office Book 688, Folio 123 of the records of Orleans Parish.
(40)A certain lot of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the Fifth District of this City, in Square No. 9, bounded by Seguin, Bouny, Morgan and Delaronde Streets, designated as Lot No. 9 on Assessment Rolls of the City of New Orleans, and measuring in French Measure, 30 feet front on Morgan Street, by 85 feet in depth and front on Seguin Street.

According to a plan of survey made by J.L. Fontcuberta, Surveyor, dated March 6, 1968, said lot is designated as Lot 1, is located in the same Square, forms the corner of Seguin and Morgan Streets, and measures 31 feet 11 inches and 5 lines front on Morgan Street, the same width in the rear, by a depth between equal and parallel lines, with a front on Seguin Street, of 90 feet 7 inches 2 lines.
The Improvements thereon bear Municipal Number 207 Seguin Street.

Being the same property acquired by the Company from Thomas H. Yalets by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 2, 1968, registered in Conveyance Book 687, Folio 124 of the records of Orleans Parish.
(7) (FIRST) A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Fifth District of the City of New Orleans, in Square No. Eight (8) thereof, bounded by Delaronde, Seguin, Pelican (formerly Peter) and Bouny Streets, designated as Lot No. 32, which said Lot No. 32, in accordance with a plan of survey dated November 30, 1967, certified correct by J. L. Fontcuberta, Surveyor and in accordance with its record title description, commences at a distance of 87 feet 10 inches 5 lines from the corner of Delaronde and Bouny Streets and measures thence 40 feet front on Bouny Street, same in width in the rear along the line of Lot No. 4, by a depth of 95 feet 11 inches (90 feet French Measure) along the rear lines of Lots Nos. 1, 2 & 3 (or along the rear lines of the lots constituting the greater and front portions of the original Lots Nos. 1, 2 and 3) and a depth of 95 feet 11 inches (90 feet French Measure) along its other sideline, being the sideline nearer to Pelican Street and common to Lot No. 24, all as further shown on Lot and Block maps. The improvements thereon are a part of the improvements bearing the Municipal No. 137-139 Delaronde Street.
(SECOND) A certain lot or portion of ground, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Fifth District of the City of New Orleans, in Square No. Eight (8) thereof, bounded by Delaronde, Seguin, Pelican (formerly Peter) and Bouny Streets, being the greater and front portion of the original Lot No. 2, which said lot or portion of ground, in accordance with a plan of survey dated November 30, 1967, certified correct by J.L. Fontcuberta, Surveyor, is designated as Lot No. 2 (or Lot No. 26 as shown on Lot and Block maps) and commences at a distance of 32 feet 2 inches 5 lines from the corner of Delaronde and Bouny Streets and measures thence 31 feet 6 inches front on Delaronde Street, same in width in the rear along the sideline of Lot No. 32, by 87 feet 10 inches 5 lines in depth between equal and parallel lines. The improvements thereon bear the Municipal No. 137-139 Delaronde Street.
Being the same properties acquired by the Company from Benjamin Weiner by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on January 11, 1968, registered in Conveyance Office Book 679, Folio 477 of the records of Orleans Parish.
(41)A certain lot of ground, together with all of the buildings and improvements thereon and all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the Fifth District of this City in Square 8 (formerly Square 14) bounded by Delaronde Street, Seguin Street, Bouny Street and Pelican Avenue, and designated as Lot 5 on a plan of survey made by Errol E. Kelly, Surveyor, dated September 7, 1963, a copy of which is annexed to an act passed before Hugh E. Humphrey, Notary Public, dated September 24, 1963, and according to the said survey said Lot 5 lies at a distance of 127 feet 10 inches 5 lines from the corner of Bouny and Delaronde Streets and measures thence 31 feet 11 inches 5 lines front on Delaronde Street, a width of 31 feet 11 inches 5 lines in the rear, by a depth between equal and parallel lines of 127 feet 10 inches 6 lines.

According to a plan of survey made by J.L. Fontcuberta, Surveyor, dated March 6, 1968, said lot has the same number, is located in the same square, has the same measurements, and commences 127 feet 10 inches and 3 lines from the corner of Delaronde and Bouny Streets.

The Improvements thereon bear the Municipal No. 149-51 Delaronde Street.
Being the same property acquired by the Company from Ben Weiner and Joseph Gernsbacher by Act of Sale passed before Bartholomew P. Sullivan, Jr., Notary Public, on May 2, 1968, registered in Conveyance Book 686, Folio 120 of the records of Orleans Parish.
PLAQUEMINES PARISH
(42)The Delta District Office Building, located at Buras in the Parish of Plaquemines, situated in part on/and that certain tract or parcel of land particularly described in Paragraph One, Sub-Paragraph (2) of this Thirteenth Supplemental Indenture and in part on/and that certain tract or parcel of land particularly described as follows:

A certain piece or parcel of land, together with all the buildings and improvements thereon, and all of the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated, lying and being at Buras, Parish of Plaquemines, Louisiana, on the right descending bank of the Mississippi River at a distance of about seventy-three miles below the City of New Orleans, measuring as follows:
Beginning at the intersection of the upper line of the property of the “Cognevich Family”, hereinabove described, and the lower line of the property formerly owned by Luke and John Evasovich and now owned by Peoples Utilities, Inc. with the south right of way line of State Highway 31, (sometimes referred to as State Highway 23) for a point of beginning: thence South 34 degrees 18 minutes West along the lower line of the properties of Peoples Utilities, Inc. and Luke and John Evasovich a distance of 400 feet; thence South 55 degrees 42 minutes East a distance of 50 feet; thence North 34 degrees 18 minutes East a distance of approximately 420 feet to the South line of the right of way of State Highway 31, sometimes referred to as 23; thence North 77 degrees 32 minutes West along the line of the said right of way a distance of 53 feet 9 inches to point of beginning, all as per plat of survey by Chalmers & Black, C.E., dated October 17, 1959.
Being a part of the property acquired by the Company from Peoples Utilities, Inc. by Act of Transfer passed before Bartholomew P. Sullivan, Jr., Notary Public, on December 31, 1968, recorded in Conveyance Book 331, Folio 586 of the records of Plaquemines Parish.
(43)A certain tract of land, together with all of the buildings and improvements thereon, and all rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Plaquemines, State of Louisiana, at Buras, Louisiana, consisting of and including the following described pieces or parcels or portions or tracts of land and/or ground:

(a)    A certain piece or parcel of ground, located and situated at Buras, Parish of Plaquemines, State of Louisiana, on the right bank of the Mississippi River, having and measuring one hundred (100’) feet front on the river, and running back to the public highway, bounded above by the property of Luke and John Evasovich and below by the property of E.F. Cognevich. The four corners of the above described piece or parcel of ground, the two at or near the Mississippi River, and the two at or near the public highway in the rear of the property, are marked by concrete posts or monuments.

(b)    A certain tract or parcel of land situated at Buras, Parish of Plaquemines, Louisiana, on the right or west bank of the Mississippi River, having and measuring 25 feet front on the river and extending back to the public highway, bounded above by the remaining property of Luke and John Evasovich, and bounded below by the property of the Peoples Utilities, Inc.
(c)    A certain piece or portion of land, situated at Buras, in the Parish of Plaquemines, Louisiana, on the right descending bank of the Mississippi River, at about sixty-nine miles below the City of New Orleans, which property is located between the present New Orleans paved highway and the Mississippi River, fronting on the said paved highway a distance of fifty-five and two tenths (55.2) feet and extending back to the Mississippi River, which property is bounded on the upper side by other lands belonging to Luke and John Evasovich, and on the lower side by property of Peoples Utilities, Inc., together with all the buildings and improvements thereon, and all rights, ways, privileges, servitudes, and appurtenances thereto belonging, including all riparian and rights of batture; which tract of land is designated as Plot “A” on plan of survey made by R.P. Rordam, Parish Engineer and Surveyor, dated October 6th, 1939, and is more fully described as follows:
Commencing at a point on the upper line of the Peoples Utilities, Inc., adjoining the property of Luke G. and John S. Evasovich, where said boundary line intersects the east boundary line of the New Orleans-Buras paved highway, thence proceeding with an angle of sixty-seven degrees, fifty-four minutes (67° 54’) to the said right of way line, thence along said right of way line a distance of fifty-five feet two tenths (55.2’) to a point which is seven (7’) feet from the upper side of the building of the Bertle Liquor Co., thence along a line making an angle of seventy-two degrees fifty minutes (72° 50’) with the right of way line, proceed to the edge of the Mississippi River, thence along the bank of the Mississippi River in a southerly direction to a point intersecting the upper line of the Peoples Utilities Co. property, thence along said upper line to the point of beginning, all as shown on the plan of survey by R. P. Rordam, Parish Engineer and Surveyor, hereinabove referred to.
(d)    A certain lot or tract of land, together with all the rights, ways, privileges, appurtenances and improvements thereon or thereunto belonging or in anywise appertaining, situated at Buras, in the Parish of Plaquemines, bounded on the lower side by property of Ernest F. Cognevich and on the upper side by property of Peoples Utilities, Inc., having and measuring fifteen feet (15’) front on the Mississippi River, by a depth extending to the main highway and measuring one hundred sixty-seven feet (167’) between equal and parallel lines from the right-of-way of the N.O. & L.C.R.R. Co. and the main highway, all as is more particularly shown by a sketch of survey made by R.P. Rordam, Parish Surveyor, on July 8th, 1931.
(e)    A certain piece or tract of land, together with all the buildings and improvements thereon, rights, ways, servitudes, and appurtenances thereto belonging or in anywise appertaining, including all riparian rights and rights of batture, situated at the upper end of Buras, in the Parish of Plaquemines, State of Louisiana, on the right bank of the Mississippi River, at a distance of about seventy (70) miles below the City of New Orleans, having and measuring sixty (60) feet front on the said river by a depth to the present New Orleans-Buras paved highway, and being bounded below by other property of Ernest F. Cognevich, and above by property formerly belonging to Ernest F. Cognevich, and now belonging to Peoples Utilities, Inc.
LESS AND EXCEPTING from the tract of land described in and covered by this Sub-Paragraph (10) the following described property sold by Peoples Utilities, Inc. to Delta Gas, Inc. by Act passed before Kenneth C. Barranger, Notary Public, on September 6, 1961, recorded in Conveyance Book 248, Folio 357 of the records of Plaquemines Parish, Louisiana:

A certain tract of land together with all buildings and improvements thereon and all rights, ways, privileges and servitudes thereunto belonging or in anywise appertaining situated in the Parish of Plaquemines, Louisiana, about fifty-five (55) miles below the City of New Orleans, La., on the right descending bank of the Mississippi River at a place called Buras, La., which property is more particularly described as follows:
Beginning at a point marked “A” on a sketch of property of Delta Gas, Inc., dated June 30, 1961 made from a survey of Jno. C. de Armas, Jr., C.E., dated October 27, 1949, thence South 77 degrees, 48 minutes East, a distance of 61.2 feet along State Highway 31, thence North 34 degrees, 18 minutes East, 161.8 feet to the Mississippi River, thence upstream to a point marked “F’ on said sketch, thence South 29 degrees, 22 minutes West, approximately 159.6 feet, a point of beginning marked “A”, together with all batture and riparian rights.
Being a part of the property acquired by the Company from Peoples Utilities, Inc. by Act of Transfer passed before Bartholomew P. Sullivan, Jr., Notary Public, on December 31, 1968, recorded in Conveyance Book 331, Folio 586 of the records of Plaquemines Parish.
TERREBONNE PARISH
(44)A certain tract or parcel of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances, advantages, batture and batture rights, riparian rights, prescriptions and rights of prescription, both liberative and acquisitive, thereunto belonging or in anywise appertaining, located in the Parish of Terrebonne, State of Louisiana, in Section 23, Township 19 South, Range 18 East, which said tract or parcel of land is more fully and specifically located and described in accordance with a plan of survey approved by Wm. Clifford Smith and R.C. Reed, Registered Civil Engineers, dated August 24, 1966, as follows, to-wit:

Commencing at a point located North 79 degrees 33 minutes 05 seconds West 592.61 feet from the upper front or Northeast corner of Section 23, Township 19 South, Range 18 East on Bayou Little Caillou; and thence from the Point of Beginning running on a bearing of South 17 degrees 50 minutes 43 seconds West for a distance of 360.00 feet; thence running on a bearing of South 69 degrees 15 minutes East on a line parallel to the upper or Northerly line of said Section 23 for a distance of 484.65 feet to a point on the Westerly right-of-way line of Louisiana State Highway No. 56; thence running on a bearing of North 17 degrees 50 minutes 43 seconds East, on and along said Westerly right-of-way line of Louisiana State Highway No. 56, for a distance of 360.00 feet; thence running on a bearing of North 69 degrees 15 minutes West on a line parallel to the upper or Northerly line of said Section 23 for a distance of 484.65 feet to the Point of Beginning; containing 4.00 acres of land.
Being the same property acquired by the Company from Nelo J. Hebert and Daisy Picou Hebert, et als., by various instruments, including the following: Judgment of the 17th Judicial District Court for the Parish of Terrebonne, State of Louisiana, rendered and signed on January 11, 1968 in the expropriation proceedings entitled “Louisiana Power & Light Company vs. Hector E. Picou, et als.”, No. 28,900 on the Docket of said Court, recorded in Conveyance Book 451, Folio 489 of the records of Terrebonne Parish, and by Act of Receipt by I. Robert Boudreaux, Clerk of Court of the 17th Judicial District Court in and for the Parish of Terrebonne, State of Louisiana, passed before Leontine Hymel, Deputy Clerk of Court and Ex-Officio Notary Public for the Parish of Terrebonne, Louisiana, on January 18, 1968, in the aforesaid proceedings, recorded in Conveyance Book 451, Folio 494 of the records of Terrebonne Parish; deed executed on November 30, 1966, recorded in

Conveyance Book 428, Folio 184 of the records of Terrebonne Parish; deed executed by the vendor on February 10, 1967 and by the Company on February 17, 1967, recorded in Conveyance Book 432, Folio 50 of the records of Terrebonne Parish; deed executed by the vendors on January 9 and 19, 1967 and by the Company on February 17, 1967, recorded in Conveyance Book 432, Folio 41 of the records of Terrebonne Parish; deed executed by the vendor on January 26, 1967 and by the Company on February 17, 1967, recorded in Conveyance Book 432, Folio 46 of the records of Terrebonne Parish; deed executed on December 27, 1966, recorded in Conveyance Book 429, Folio 262 of the records of Terrebonne Parish; deed executed by the vendor on December 27, 1966 and by the Company on December 28, 1966, recorded in Conveyance Book 429, Folio 213 of the records of Terrebonne Parish; deed executed by the vendor on December 21, 1966 and by the Company on December 28, 1966, recorded in Conveyance Book 429, Folio 221 of the records of Terrebonne Parish; deed executed by the vendors on December 16 and 19, 1966 and by the Company on December 20, 1966, recorded in Conveyance Book 429, Folio 225 of the records of Terrebonne Parish; deed executed by the vendors on December 23, 1966 and by the Company on December 28, 1966, recorded in Conveyance Book 429, Folio 217 of the records of Terrebonne Parish; deed executed by the vendor on December 27, 1966 and by the Company on December 28, 1966, recorded in Conveyance Book 429, Folio 209 of the records of Terrebonne Parish; deed executed by the vendor on December 27, 1966 and by the Company on December 28, 1966, recorded in Conveyance Book 429, Folio 205 of the records of Terrebonne Parish; deed executed by the vendors on December 5, 1966 and by the Company on December 6, 1966, recorded in Conveyance Book 428, Folio 388 of the records of Terrebonne Parish; deed executed by the vendor on December 14, 1966 and by the Company on December 20, 1966, recorded in Conveyance Book 429, Folio 11 of the records of Terrebonne Parish; deed executed on December 12, 1966, recorded in Conveyance Book 429, Folio 8 of the records of Terrebonne Parish; deed executed on December 12, 1966, recorded in Conveyance Book 429, Folio 4 of the records of Terrebonne Parish; deed executed by the vendor on December 16, 1966 and by the Company on December 20, 1966, recorded in Conveyance Book 429, Folio 15 of the records of Terrebonne Parish; quitclaim deed executed by the vendor on January 31, 1967 and by the Company on February 17, 1967, recorded in Conveyance Book 432, Folio 56 of the records of Terrebonne Parish; and quitclaim deed executed by the vendor on February 2, 1967 and by the Company on February 17, 1967, recorded in Conveyance Book 432, Folio 54 of the records of Terrebonne Parish; the aforesaid instruments, other than the quitclaim deeds, reserving the minerals but negativing any reservation of surface rights to the respective vendors and the defendants in the aforesaid expropriation suit.
WINN PARISH
(45)A certain tract or parcel of land containing eight acres, more or less, situated in the NW¼ of SW¼, Section 34, Township 9 North, Range 5 West, Parish of Winn, State of Louisiana and more particularly described as follows:

With THE POINT OF BEGINNING South, 435.2 feet and East, 729.7 feet from a 2” iron pipe in the ¼ section corner between Sections 33 and 34, Township 9 North, Range 5 West, run
1. Thence, S 85° 16’ E, 591.3 feet along a line 20 feet south of the centerline of Ebeneezer Camp Ground Parish Road to a point on the east line of the NW¼ of SW¼ of said Section 34, at a distance of 54.2’ west of the west right of way line of Louisiana Highway No. 34. This point is the northeast corner of the tract herein described.
2.    Thence, South, 259.3 feet along the east line of said NW¼ of SW¼ to a point in the west right of way line of Louisiana Highway No. 34.

3.    Thence, S 6° 30’ W, 308.9 feet along the west right of way line of said Highway No. 34 to a point and the southeast corner of the tract herein described.
4.    Thence, West, 555.4 feet to a point and the southwest corner of the tract herein described.
5.    Thence, North, 613.1 feet back to the point of beginning and the northwest corner of the tract herein described.
all as is shown on a plat drawn by J.T. Balfour, C. E. No. 727, dated February 12, 1968.
Being the same property acquired by the Company from Mrs. Polly Fowler Wright Beckley by deed executed by the vendor and certain intervenors on May 20, 1968 and by the Company on May 29, 1968, recorded in Conveyance Book 108, Folio 808 of the records of Winn Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold and expressly reserved to Vendor, all oil, gas and/or minerals in or under the tract of land above described. In connection with this reservation, however, no surface rights of any sort are reserved to Vendor, her heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of Vendor, her heirs or assigns, to explore for and to develop said oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property as above described and conducted only in such a way as to cause no interference with, interruption of, or damage to, Vendee’s operations, or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendor, her heirs, successors or assigns, Vendor, for herself, her heirs, successors and assigns, agrees to indemnify Vendee from any damage resulting therefrom, and agrees that any lease, assignment or conveyance by Vendor of said mineral interest shall contain a provision obligating to lessee, assignee or transferee to indemnify Vendee for any such damage. Vendor further agrees for herself, her successors and assigns, that she will not drill, or cause or permit to be drilled, any well on any lands owned by Vendor within 150 feet of the outside boundaries of said property above described to develop or produce minerals under Vendor’s property, this agreement being intended to be and constitute and being and constituting a covenant running with the land hereinabove described, as well as any other lands owned or acquired by the Vendor which are in part or in whole within 150 feet of the outside boundaries of the property above described. Vendor further binds and obligates herself to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
(46)A certain tract or parcel of land containing 0.18 acres, more or less, situated in the NE¼ of SW¼ of Section 34, Township 9 North, Range 5 West, Parish of Winn, State of Louisiana, being all that portion of said NE¼ of SW¼ lying south of the Ebeneezer Camp Ground Parish Road and west of Louisiana Highway No. 34, and more particularly described as follows: Commencing at a 2” iron pipe in the ¼ section corner between Sections 33 and 34, Township 9 North, Range 5 West thence, South, 435.2 feet; thence, East 729.7 feet to a point 20’ South of the centerline of Ebeneezer Camp Ground Parish Road; thence S 85° 16’ E, 591.3 feet along the south side of Ebeneezer Camp Ground Parish Road to a point on the west line of the NE¼ of SW¼ said Section 34 and THE POINT OF BEGINNING: Run,

1.    Thence, S 85° 16’ E, 54.2 feet along the south side of said Ebeneezer Camp Ground Parish Road to the west right of way line of Louisiana Highway No. 34 and the northeast corner of the tract herein described.
2.    Thence, S 12°’ 00’ W, 258.5 feet along the right of way of said Highway No. 34 to a point of intersection with the west line of said NE¼ of SW¼. This point being the south corner of the tract herein described.
3. Thence, North 259.3 feet along the west line of said NE¼% of SW¼ back to the point of beginning and the northwest corner of the tract herein described.
all as is shown on a plat drawn by J.T. Balfour, C. E., No. 727, dated February 12, 1968.
Being the same property acquired by the Company from Mrs. Audie Mae Cox Keiffer and Brenda Joy Kieffer Dyson by deed executed by the vendors on May 20, 1968 and by the Company on May 29, 1968, recorded in Conveyance Book 108, Folio 816 of the records of Winn Parish; in which said deed there appear the following provisions with respect to the minerals:
“There is excepted from the property above described and sold and expressly reserved to Vendors, all oil, gas and/or minerals in or under the tract of land above described. In connection with this reservation, however, no surface rights of any sort are reserved to Vendors, their heirs or assigns, who shall have no right to enter said land or to conduct any drilling, exploring or other operations on said property, and the rights of Vendors, their heirs or assigns, to explore for and to develop said oil, gas and other minerals shall be limited to directional drilling or other operations conducted not less than 150 surface feet from the outside limits of said property as above described and conducted only in such a way as to cause no interference with, interruption of, or damage to, Vendee’s operations, or damage to Vendee’s property, including improvements placed thereon. In case of any such exploration or development by Vendors, their heirs, successors or assigns, Vendors, for themselves, their heirs, successors and assigns, agree to indemnify Vendee from any damage resulting therefrom, and agree that any lease, assignment or conveyance by Vendors of said mineral interest shall contain a provision obligating to lessee, assignee or transferee to indemnify Vendee for any such damage. Vendors further agree for themselves, their successors and assigns, that they will not drill, or cause or permit to be drilled, any well on any lands owned by Vendors within 150 feet of the outside boundaries of said property above described to develop or produce minerals under Vendors’ property, this agreement being intended to be and constitute and being and constituting a covenant running with the land hereinabove described, as well as any other lands owned or acquired by the Vendors which are in part or in whole within 150 feet of the outside boundaries of the property above described. Vendors further bind and obligate themselves to obtain from any present or future lessee of said mineral rights a similar covenant not to drill or conduct other mineral development in accordance with the obligations herein assumed and hereinabove set forth.”
PARAGRAPH FOUR
The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the State of Louisiana, to-wit:
(47)Additions, improvements and replacements to the Bagatelle-Lutcher 230 KV Transmission Line in St. James Parish, described in Paragraph Four, Sub-Paragraph (2) of the Tenth Supplemental Indenture, said transmission line now beginning at the Bagatelle 230/115/13.8 KV Substation located at Union and extending in a generally easterly direction for a distance of approximately 8 miles, thence in a generally southerly direction for a distance of approximately 0.6 miles, thence in a generally westerly direction for a distance of approximately 0.3 miles to the Convent 230X115/34.5 KV Substation located approximately three miles northeasterly of Convent, thence in an easterly direction for a distance of approximately 03 miles, thence in a generally northerly direction for a distance of approximately 0.6 miles, and thence in a generally easterly direction for a distance of approximately 9 miles to the Lutcher 115/13.8 KV Substation located approximately two miles northeasterly of Gramercy.

(48)Additions, improvements and replacements to the Barataria-Golden Meadow 115 KV Transmission Line in Jefferson and Lafourche Parishes, described in Paragraph Four, Sub-Paragraph (4) of the Eighth Supplemental Indenture.

(49)The. Behrman-Peters Road 230 KV Transmission Line in Jefferson Parish. This single circuit, shielded, steel pole transmission line begins at the Behrman 230/115/13.8 KV Substation located in an area bounded in part by Behrman Highway and Industry Street and extends in a generally southwesterly direction for a distance of approximately 4.1 miles to the Peters Road 230X115/13.8 KV Substation located along the Intracoastal Waterway at or near Harvey.

(50)Additions, improvements and replacements to the Belle Point-Little Gypsy 115 KV Transmission Line in St. John the Baptist and St. Charles Parishes. This single circuit, shielded, part steel tower and part wood pole H-frame transmission line begins at the Belle Point 115/34.5/ 24/13.8 KV Substation located approximately four miles west of LaPlace in St. John the Baptist Parish and extends in a generally easterly direction for a distance of approximately five miles, thence in a generally southerly direction for a distance of approximately two miles to the Little Gypsy Steam Electric Generating Station switchyards located at or near Montz in St. Charles Parish, and constitutes a part of and/or replaces a part of the transmission line described in Paragraph Five, Sub-Paragraph (2) of the Mortgage and a part of the transmission line described in Paragraph Four, Sub-Paragraph (13) of the Seventh Supplemental Indenture.

(51)The Chalmette-Kaiser 230 KV Transmission Line in St. Bernard Parish. This single circuit, shielded, steel pole transmission line begins at the Chalmette 115/13.8 KV Substation located at Paris Road in Chalmette and extends in a generally southwesterly direction for a distance of approximately 2.3 miles to the Pakenham 230X115/13.8 KV Substation located approximately one mile southwesterly of Chalmette.

(52)The Columbia Tap 115 KV Transmission Line in Caldwell Parish. This single circuit, shielded, wood pole, H-frame transmission line begins at the Columbia 115/13.8 KV Substation located approximately one mile southwesterly of Columbia and extends in a westerly direction for a distance of approximately 4.5 miles to its intersection with the Sterlington-Standard 115 KV Transmission Line at a point located approximately twelve miles north of the Standard 115/13.8 KV Substation.

(53)The Holiday-Kaiser-Pakenham Substation 230 KV Transmission Tap Line in St. Bernard Parish. This single circuit, shielded, steel tower tap line commences at the Pakenham 230X115/13.8 KV

Substation located approximately one mile southwesterly of Chalmette and extends in a generally westerly direction for a distance of about one-fourth of a mile to its connection with the Holiday-Kaiser 115 KV Transmission Line described in Paragraph Four, Sub-Paragraph (8) of the Seventh Supplemental Indenture.

(54)Additions, improvements and replacements to the Houma-Bayou Boeuf 138 KV Transmission Line in Terrebonne and Assumption Parishes, described in Paragraph Four, Sub-Paragraph (12) of the Sixth Supplemental Indenture and in Paragraph Four, Sub-Paragraph (9) of the Ninth Supplemental Indenture, said transmission line now commencing at the Coteau (formerly called Houma) 138/115/34.5/13.8 KV Substation located northeast of Houma in Terrebonne Parish and extending in a generally westerly direction for approximately four miles of single circuit, shielded, H-frame, wood pole construction, thence in a generally southwesterly direction for approximately 0.3 miles of double circuit, shielded, steel tower construction to the Gibson 138/34.5/13.8 KV Substation located at U.S. Highway 90 approximately three miles easterly of the intersection of said Highway with Bayou Boeuf in Terrebonne Parish, thence in a generally westerly direction for approximately 24.38 miles of single circuit, shielded, H-frame, wood pole construction to Bayou Boeuf in Assumption Parish.

(55)The Kenner-New Orleans 230 KV Transmission Line in Jefferson Parish. This single circuit, shielded, steel-pole transmission line begins at the Kenner 115/13.8 KV Substation located in Kenner and extends in a generally easterly direction for a distance of approximately ten miles to the Orleans-Jefferson parish line, and includes the section of said transmission line described in Paragraph Four, Sub-Paragraph (7) of the Tenth Supplemental Indenture.

(56)Additions, improvements and replacements to the Little Gypsy-Lake Pontchartrain 230 KV Transmission Line in St. Charles Parish, described in Paragraph Four, Sub-Paragraph (12) of the Seventh Supplemental Indenture.

(57)The Luling Substation-Luling Junction 230 KV Transmission Line in St. Charles Parish. This triple circuit, shielded, steel tower transmission line begins at the Luling 115/13.8 KV Substation located approximately 1.5 miles southeasterly of Luling and extends in a generally westerly direction for a distance of approximately 1.6 miles to the Luling Junction located at or near Paul Mallard Road in Luling, and replaces a portion of the transmission line described in Paragraph Five, Sub-Paragraph (2) of the Third Supplemental Indenture.

(58)The McCall-Plaquemine 230 KV Transmission Line in Iberville Parish. This single circuit, shielded, steel pole transmission line begins at the McCall 115/13.8 KV Substation located approximately six miles westerly of Donaldsonville and two miles westerly of McCall and extends in a generally northwesterly direction for a distance of approximately 12.4 miles to its intersection with the Willow Glen-Bayou Plaquemine 500 KV Transmission Line at a point approximately four miles southerly of Plaquemine.

(59)The Midway-Jonesville 115 KV Transmission Line in LaSalle and Catahoula Parishes. This single circuit, shielded, wood pole, H-frame transmission line begins at the Midway 115/13.8 KV Substation located approximately one-tenth of a mile westerly of Jena in LaSalle Parish and extends in a generally southwesterly direction for a distance of approximately 21.5 miles to the Black River 115/13.8 KV Substation located in Jonesville, in Catahoula Parish.

(60)The Orleans Parish-Chalmette-Kaiser-Pakenham Substation 230 KV Transmission Tap Line in St. Bernard Parish. This single circuit, shielded, steel tower tap line begins at the Pakenham 230X115/13.8 KV Substation located approximately one mile southwesterly of Chalmette and extends in a generally westerly direction for a distance of approximately one-fourth of a mile to its connection with the Orleans Parish-

Chalmette-Kaiser 115 KV Transmission Line described in Paragraph Five, Sub-Paragraph (4) of the Third Supplemental Indenture.

(61)The Ponchatoula-Madisonville 230 KV Transmission Line in Tangipahoa and St. Tammany Parishes. This single circuit, shielded, part steel pole and part guyed aluminum tower transmission line begins at the Ponchatoula 115/24 KV Substation located approximately one-half mile easterly of Ponchatoula in Tangipahoa Parish and extends in a generally easterly direction for a distance of approximately 18.7 miles to a substation of Central Louisiana Electric Company, Inc. located near Madisonville in St. Tammany Parish.

(62)The St. Maurice-Montgomery 115 KV Transmission Line in Winn and Grant Parishes. This single circuit, shielded, wood pole, H-frame transmission line begins at its intersection with the Winnfield-Station “D” 115 KV Transmission Line described in Paragraph Five, Sub-Paragraph (9) of the First Supplemental Indenture at a point located approximately one mile northeasterly of the Red River in Winn Parish and extends in a generally southeasterly direction for a distance of approximately 6.3 miles to the site of the proposed Montgomery 115/13.8 KV Substation located approximately three miles north of Montgomery in Grant Parish.

(63)The Sarepta-Arkansas State Line section of the Shreveport-Sarepta-Eldorado 345 KV Transmission Line in Webster Parish. This single circuit, shielded, aluminum tower section of transmission line begins just northerly of the Sarepta 138/115/34.5/13.8 KV Substation located north of Sarepta, at the northeasterly terminus of the Sarepta-Bayou Bodcau section of said transmission line described in Paragraph Four, Sub-Paragraph (18) of the Tenth Supplemental Indenture, and extends in a generally northeasterly direction for a distance of approximately 13.8 miles to the Arkansas state line, said section of said transmission line together with said Sarepta-Bayou Bodcau section of said transmission line constituting all of that part of the Shreveport-Sarepta-Eldorado 345 KV Transmission Line to be owned by the Company.

(64)The Slidell-Pearl River 230 KV Transmission Line in St. Tammany Parish. This single circuit, shielded, part steel pole and part guyed aluminum tower transmission line begins at the Slidell 230/34.5 KV Substation located in Slidell and extends in a generally northeasterly direction for a distance of approximately 6.2 miles to a junction with an electric transmission line of Mississippi Power Company at the Louisiana-Mississippi state line in the middle of the East Pearl River Crossing, and replaces a portion of the transmission line described in Paragraph Five, Sub-Paragraph (16) of the Mortgage.

(65)Additions, improvements and replacements to the Taft-Luling 230 KV Transmission Line in St. Charles Parish, described in Paragraph Four, Sub-Paragraph (23) of the Ninth Supplemental Indenture.

(66)The Taft-Vacherie 230 KV Transmission Line in St. Charles, St. John and St. James Parishes. This single circuit, shielded, part steel tower and part steel pole transmission line begins at the Vacherie 230/13.8 KV Substation located approximately 1.5 miles southeasterly of Vacherie in St. James Parish and extends in a generally easterly direction for a distance of approximately 15.6 miles to the site of the proposed Waterford 500 KV Switching Station located near Taft in St. Charles Parish.

(67)The Vacherie-McCall 230 KV Transmission Line in St. James, Assumption and Ascension Parishes. This single circuit, shielded, part steel pole and part guyed aluminum tower transmission line begins at the Vacherie 230/13.8 KV Substation located approximately 1.5 miles southeasterly of Vacherie in St. James Parish and extends in a generally northwesterly direction for a distance of approximately 17.75 miles, thence in a generally northeasterly direction for a distance of approximately 3.1 miles to the Welcome 230/34.5/13.8 KV Substation located approximately 8 miles northwesterly of St. James in St. James Parish, thence in a generally southwesterly direction for a distance of approximately 3.1 miles, thence in a generally northwesterly direction for a distance of approximately 3 miles to the Donaldsonville 230/34.5/13.8 KV Substation located just southerly of Donaldsonville in Ascension Parish.

(68)Additions, improvements and replacements to the Willow Glen-Bayou Plaquemine 500 KV Transmission Line in Iberville Parish, described in Paragraph Four, Sub-Paragraph (12) of the Eleventh Supplemental Indenture, now underbuilt with a single 230 KV circuit along that portion of said transmission line beginning at the West Bank dead-end structure of the Mississippi River crossing and extending in a generally westerly direction for a distance of approximately 7.1 miles to its intersection with the McCall-Plaquemine 230 KV Transmission Line.

PARAGRAPH FIVE
The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.
And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated whether now owned or hereafter acquired and/or constructed hereafter, as well as all of the Company’s rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.
PARAGRAPH SIX
The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company’s other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through Twelfth Supplemental Indentures and including the additional distribution systems situated in the State of Louisiana and located at, in, near, or in the vicinity of the municipalities and/or communities and parishes set forth below:

Name	Parish
Boothville	Plaquemines
Buras	Plaquemines
East Hodge	Jackson
Empire	Plaquemines
Nairn	Plaquemines
Port Sulphur	Plaquemines
Triumph	Plaquemines
Venice	Plaquemines

And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distributing systems of the Company and parts thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company’s rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of Section 87 of the Mortgage.
PARAGRAPH SEVEN
The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana, including, in addition to those described in the Mortgage and in the First through Twelfth Supplemental Indentures, those which are shown together with the expiration dates thereof in the following schedule:
MUNICIPAL ELECTRIC FRANCHISES

Municipality	Parish	Expiration
Clarks	Caldwell	April 11, 1993
East Hodge	Jackson	August 13, 1993
Heflin	Webster	April 16, 1993
North Hodge	Jackson	April 25, 1993
Shongaloo	Webster	December 26, 1992

PARISH ELECTRIC FRANCHISES

Parish	Expiration
Bienville	July 9, 2019
Lincoln	August 26, 2019
Plaquemines	October 19, 1979
Plaquemines	July 23, 2013
Plaquemines	July 7, 2014

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, subject, however, to the provisions. of Section 87 of the Mortgage.
All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Twelfth Supplemental Indentures (except any herein or in the Mortgage or in said First through Twelfth Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Thirteenth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, race-ways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.
Together with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
It is hereby agreed by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Thirteenth

Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Charles F. Ruge (successor to Carl E. Buckley) and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Chase Manhattan Bank (National Association) (successor to The Chase National Bank of the City of New York), the Corporate Trustee, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Thirteenth Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage, as follows:

ARTICLE I

Thirteenth Series of Bonds.

SECTION 1.There shall be a series of bonds designated “9⅜% Series due 1999” (herein sometimes referred to as the “Thirteenth Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company,

shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Thirteenth Series shall mature on December 1, 1999, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; they shall bear interest at the rate of nine and three-eighths per centum (9⅜% ) per annum, payable semi-annually on June 1 and December 1 of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Thirteenth Series shall be dated as in Section 10 of the Mortgage provided.

The Company reserves the right to establish, at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Thirteenth Series and to provide for exchangeability of such coupon bonds with the bonds of the Thirteenth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.
(I) Bonds of the Thirteenth Series shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 52 of the Mortgage, mailed at least thirty (30) days prior to the date fixed for redemption, at the following general redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
GENERAL REDEMPTION PRICES
If redeemed during 12 months period ending November 30,
1970    110.64        1980    106.97        1990    103.31
1971    110.27        1981    106.61        1991    102.94
1972    109.91        1982    106.24        1992    102.57
1973    109.54        1983    105.87        1993    102.21
1974    109.17        1984    105.51        1994    101.84
1975    108.81        1985    105.14        1995    101.47
1976    108.44        1986    104.77        1996    101.11
1977    108.07        1987    104.41        1997    100.74
1978    107.71        1988    104.04        1998    100.37
1979    107.34        1989    103.67        1999    100.00
in each case, together with accrued interest to the date fixed for redemption; provided, however, that none of the bonds of the Thirteenth Series shall be redeemed at the general redemption prices prior to December 1, 1974 if such redemption is for the purpose or in anticipation of refunding such bond through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than 9.3571% per annum.
(II) Bonds of the Thirteenth Series shall also be redeemable in whole at any time, or in part from time to time, prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash deposited with the Corporate Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or of Section 2 hereof or with the Proceeds of Released Property; provided, however, that in the case of application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 2 hereof, if the date fixed for such redemption shall be prior to January 1 of the calendar year in which such deposit of cash shall become due under the provisions of Section 2 hereof, they shall be redeemable at the general redemption prices set forth in subdivision (I) of this Section, together with accrued interest to the date fixed for redemption; and provided further, that

(1)in the case of application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 2 hereof, if the date fixed for such redemption shall be on or after January 1 of the calendar year in which such deposit of cash shall become due under the provisions of Section 2 hereof, or

(2)in the case of redemption by the application of cash deposited with the Corporate Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property, they shall be redeemable at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
SPECIAL REDEMPTION PRICES
If redeemed during 12 months period ending November 30,
1970    101.27        1980    101.13        1990    100.81
1971    101.26        1981    101.11        1991    100.76
1972    101.25        1982    101.09        1992    100.70
1973    101.24        1983    101.07        1993    100.64
1974    101.23        1984    101.04        1994    100.57
1975    101.21        1985    101.01        1995    100.50
1976    101.20        1986    100.97        1996    100.41
1977    101.19        1987    100.94        1997    100.33
1978    101.17        1988    100.90        1998    100.23
1979    101.15        1989    100.86        1999    100.00
in each case, together with accrued interest to the date fixed for redemption.
(III) At the option of the registered owner, any bonds of the Thirteenth Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
Bonds of the Thirteenth Series shall be transferable, upon the surrender thereof, for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirteenth Series.

ARTICLE II

Sinking or Improvement FUnd for Bonds of the Thirteenth Series.

SECTION 2.The Company covenants that, so long as any of the bonds of the Thirteenth Series shall remain Outstanding, it will, on or before November 1, 1971, and on or before November 1 of each year thereafter, to and including the year 1999, deliver to the Corporate Trustee:
(A)    An Officers’ Certificate which shall state:
(a)the greatest principal amount of all bonds of the Thirteenth Series prior to January 1 of such year at any one time Outstanding;

(b)the aggregate principal amount of all bonds of the Thirteenth Series retired prior to the date of such Officers’ Certificate (i) pursuant to the provisions of subdivision (3) or subdivision (4) of Section 61 of the Mortgage by use or application of the proceeds of insurance on, the release or other disposition of, or the taking by eminent domain of, property; or (ii) pursuant to the provisions of Section 64 of the Mortgage;

(c)the aggregate principal amount of bonds the right to the authentication and delivery of which (on the basis of the retirement of bonds of the Thirteenth Series) shall have been waived prior to the date of such Officers’ Certificate pursuant to the provisions of clause (c) of subdivision (4) of Section 59 of the Mortgage as the basis of the release of property or pursuant to the provisions of subdivision (2) of Section 61 of the Mortgage as the basis of the withdrawal of cash representing proceeds of insurance on, the release or other disposition of, or the taking by eminent domain of, property;

(d)the amount remaining after deducting the sum of the amounts stated pursuant to clauses (b) and (c) above from the amount stated pursuant to clause (a) above;

(e)the amount which is one per centum (1% ) of the amount stated pursuant to clause (d) above; and

(f)an aggregate principal amount of bond(s) or fraction of a bond to the authentication and delivery of which the Company shall then be entitled on the basis of Property Additions or on the basis of the retirement of bonds of the Thirteenth Series by virtue of compliance with all applicable provisions of the Mortgage (except as hereinafter in this Section otherwise provided) if the Company elects to make its right to the authentication and delivery of such bond(s) or fraction of a bond the basis of a credit under this Section.

(B)    An amount in cash and/or principal amount of bonds of the Thirteenth Series equivalent to the amount stated in the Officers’ Certificate (due on or before November 1 of such year) provided for by this Section pursuant to the requirements of clause (e) of subdivision (A) of this Section; provided, however, that, against the amount of cash or bonds payable or deliverable pursuant to this subdivision (B), there shall be credited the principal amount of the bonds which shall be stated in such Officers’ Certificate pursuant to the requirements of clause (f) of subdivision (A) of this Section.
For the purpose of subdivision (A) of this Section the term “Outstanding” shall not include bonds of the Thirteenth Series pledged to secure indebtedness of the Company and not at any time otherwise issued by the Company.

Such cash together with any bonds delivered to the Corporate Trustee under the provisions of this Section shall be dealt with as provided for by this Section.
Notwithstanding any other provisions of this Thirteenth Supplemental Indenture or of the Mortgage, (i) the Company shall be permitted from time to time to anticipate in whole or in part the requirements of this Section becoming due on November 1 of the then current year or any subsequent year or years by depositing cash and/or a principal amount of bonds of the Thirteenth Series with the Corporate Trustee in full satisfaction or in partial satisfaction of the requirements of this Section and (ii) any cash so deposited, whether in full satisfaction or in partial satisfaction of the requirements of this Section and whether becoming due on November 1 of the then current year or of a subsequent year, may be from time to time withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 31 of the Mortgage or in subdivisions (3) and/or (4) of Section 61 of the Mortgage; provided, however, that the retirement of no bonds of any series other than the Thirteenth Series shall be made the basis of the withdrawal of cash deposited under this Section and, provided further that no bonds of any series other than the Thirteenth Series shall be purchased, paid or redeemed, as above provided, with cash deposited under the provisions of this Section and that no bonds of the Thirteenth Series shall be purchased with cash deposited under this Section at such price (including accrued interest and brokerage) that the cost thereof to the Company is in excess of the cost of redeeming such bonds on a date forty (40) days after the date of such purchase (including premium, if any, and accrued interest from the interest date next preceding the date of purchase to such redemption date in such cost) and, provided further, that the Company may not deposit cash prior to December 1, 1974, in anticipation of the requirements of this Section, if the cash so deposited represents borrowed funds, or is in anticipation of funds to be borrowed, having an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than 9.3571% per annum.
In case credit under the provisions of this Section is applied for in whole or in part upon the basis of the right to the authentication and delivery of bonds, the Company shall comply with all applicable provisions of the Mortgage relating to such authentication and delivery; except that the Company shall not be required to comply with any earning requirements or to deliver to the Corporate Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (2), (6) and (8) of Section 28 of the Mortgage.
So long as any bonds of the Thirteenth Series shall remain Outstanding, any election by the Company pursuant to clause (f) of subdivision (A) of this Section to make its right to the authentication and delivery of any bond(s) or fraction of a bond the basis of a credit under this Section shall operate as a waiver by the Company of its right to the authentication and delivery of such bond(s) or fraction of a bond and such bond(s) or fraction of a bond may not thereafter be authenticated and delivered under the Mortgage, and any Property Additions which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall have the status of Funded Property and shall be deemed to have been made the basis of a credit under the Mortgage.
For all purposes of the Mortgage (including all calculations thereunder), so long as any bonds of the Thirteenth Series remain Outstanding, as defined in Section 2 of the Mortgage:
(I)    any cash deposited under the provisions of this Section or Section 40 of the Mortgage or Section 2 of the First through Eleventh Supplemental Indentures shall be deemed to be Funded Cash;
(II)    any bonds of the Thirteenth Series delivered to the Corporate Trustee pursuant to the provisions of this Section or any bonds of the Second through Twelfth Series delivered to the Corporate Trustee pursuant to the provisions of Section 2 of the First through Eleventh Supplemental Indentures or any bonds of the First Series delivered to the Corporate Trustee or credited pursuant to the provisions of

Section 40 of the Mortgage, shall, after such delivery or crediting, be deemed to have been retired by the use of Funded Cash; and
(III )    with respect to all credits taken under this Section or Section 2 of the First through Eleventh Supplemental Indentures on the basis of waivers of the right to the authentication and delivery of bonds or otherwise, it shall be deemed that (in lieu of such credits being so taken) an amount of cash equal to each such credit was deposited pursuant to the provisions of this Section or of said Section 2 of the First through Eleventh Supplemental Indentures, as the case may be, and concurrently with such deposit was withdrawn on the same basis as that on which such credit was taken.
Any bonds issued under the Mortgage, delivered to, deposited with or purchased or redeemed by, the Corporate Trustee pursuant to the provisions of this Section, shall forthwith be canceled by the Corporate Trustee.
The Company shall forthwith from time to time on demand of the Corporate Trustee make further payments pursuant to the provisions of this Section on account of accrued interest, brokerage and premium, if any, on bonds purchased or redeemed or then to be purchased or redeemed but not in excess of
(AA)    the aggregate cost for principal, interest, brokerage and premium, if any, on all bonds theretofore, or then to be, purchased and/or redeemed pursuant to the provisions of this Section;
after deducting therefrom
(BB)    the aggregate principal amount of all bonds theretofore, and of all bonds then to be, purchased and/or redeemed pursuant to the provisions of this Section, plus the aggregate of all such further payments theretofore made pursuant to the provisions of this Section on account of accrued interest, brokerage and/or premium, if any.

ARTICLE III

Dividend Covenant.

SECTION 3.The Company covenants that, so long as any of the bonds of the Thirteenth Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to November 30, 1969 (other than any dividend declared by the Company on or before November 30, 1969 for payment on or before December 31, 1969) exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from earned surplus to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to November 30, 1969 to earned surplus, (b) $14,500,000, and (c) such additional amounts as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

For the purpose of this Section 3 the aggregate amount credited subsequent to November 30, 1969 to earned surplus shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, but in such determination there shall not be considered charges to earned surplus applicable to the period prior to December 1, 1969, including, but not limited to, charges to earned surplus for write-offs or write-downs of book values of assets owned by the Company on November 30, 1969. There shall be included as a deduction, however, in determining the net balance to be transferred from the income account for any period subsequent to November 30, 1969, amounts equal to the sum of (1) amounts, not otherwise deducted, which would be required to be included in operating expenses in each Net Earning Certificate by the provisions of Section 5 of this Thirteenth Supplemental Indenture and (2) the Company’s provisions during such period for depreciation and retirement of property (but excluding from this subdivision (2) amounts included under subdivision (1) above), which sum, for the purposes of this Section 3, shall not be less than the aggregate amounts required to be stated for the period from December 1, 1969 to the date of such dividend, distribution, purchase or acquisition in the Officers’ Certificate of Replacements by the provisions of subdivision (1) of subsection (I) of Section 39 of the Mortgage, including proportionate amounts calculated as provided in subdivision (1) thereof for any portion of the period elapsed since November 30, 1969 not theretofore included in any Officers’ Certificate of Replacements.
For the purpose of this Section 3, the Company’s provisions for depreciation and retirement of property shall be deemed to be the amount credited to the accumulated provision for depreciation account through charges to operating expenses, or otherwise to income, as provided in the Uniform System of Accounts prescribed for Public Utilities and Licensees by the Federal Power Commission.

ARTICLE IV

Miscellaneous Provisions.

SECTION 4.Subject to the amendments provided for in this Thirteenth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Thirteenth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 5.The Company reserves the right, without any consent or other action by holders of bonds of the Thirteenth Series or of any subsequently created series, to amend the Mortgage, as supplemented, as follows:

(A)    By inserting the following provision at the end of Section 4(I):
“Anything in this Indenture to the contrary notwithstanding, the term ‘Property Additions’ shall include Nuclear Fuel.
The term ‘Nuclear Fuel’ shall mean (a) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (b) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (c) any substances or materials formerly comprising such nuclear fuel and associated means (or any similar or analogous device or substance) and which substances or materials are undergoing or have undergone reprocessing and (d) uranium, thorium, plutonium, and any other substance or material from time to time used or selected for use by the Company as fuel material, or as potential fuel material, in a nuclear reactor or any similar or analogous device.”
(B)    By inserting the following provision at the end of the first paragraph of Section 6:
“The term ‘Excepted Encumbrances’ shall also include as of any particular time any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to Nuclear Fuel.”
(C)    By inserting the following provision at the end of Section 58:
“Anything in this Indenture to the contrary notwithstanding, unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustees or either of them, sell or otherwise dispose of, free from the Lien of this Indenture, any Nuclear Fuel which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, other Nuclear Fuel of at least equal value to that of the Nuclear Fuel sold or otherwise disposed of and subject to the Lien hereof subject to no liens prior hereto except liens to which the Nuclear Fuel sold or otherwise disposed of was subject.”
SECTION 6.So long as any bonds of the Thirteenth Series shall remain Outstanding, in each Net Earning Certificate made pursuant to Section 7 of the Mortgage, there shall be included in operating expenses for the twelve (12) months period with respect to which such certificate is made, an amount, if any (not otherwise included), equal to the provisions for amortization of any amounts included in utility plant acquisition adjustment accounts for such period.

SECTION 7.So long as any bonds of the Thirteenth Series are Outstanding, subdivision (2) of Section 7 of the Mortgage is hereby amended by adding thereto the following words “provided, further, that the amount so included in such operating expenses in lieu of the amounts actually appropriated out of income for retirement of the Mortgaged and Pledged Property used primarily and principally in the electric, gas, steam and/or hot water utility business and the Company’s automotive equipment used in the operation of such property shall not be less than the amounts so actually appropriated out of income”.

SECTION 8.So long as any bonds of the Thirteenth Series shall remain Outstanding, clause (5) of subsection (I) of Section 39 of the Mortgage shall be amended by deleting the word “expenditures” from the first line of such clause (5) and inserting in lieu thereof the words “net cash expenditures (after reflecting salvage) made”.

SECTION 9.Section 55 of the Mortgage, as heretofore amended, is hereby further amended to insert the words “and subject to the provisions of Section 2 of the Thirteenth Supplemental Indenture dated as of December 1, 1969”, after the date “March 1, 1968”.

SECTION 10.The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Thirteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirteenth Supplemental Indenture.
SECTION 11.Whenever in this Thirteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 12.Nothing in this Thirteenth Supplemental Indenture, ex-pressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

SECTION 13.It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana the general language of conveyance contained in this Thirteenth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Thirteenth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

SECTION 14.This Thirteenth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF LOUISIANA POWER & LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Chase Manhattan Bank (National Association), one of the parties hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, and Charles F. Ruge, one of the parties hereto of the second part, for all like purposes has hereunto set his hand and affixed his seal, all in The City of New York, as of December 1, 1969.

Louisiana Power & Light Company,
By:   /s/ E.A. Rodrigue
          (E.A. Rodrigue)
Senior Vice President

[CORPORATE SEAL]

Attest:
 /s/ J.H. Erwin, Jr.
(J.H. Erwin, Jr.)
Assistant Secretary

Executed, sealed and delivered by Louisiana
Power & Light Company in the presence of:

  /s/ Robert C. Mangone
(Robert C. Mangone)

  /s/ John M. Stuart
(John M. Stuart)

The Chase Manhattan Bank
(National Association), as Trustee

By:   /s/ E.L. Loser
            (E.L. Loser)
Vice President

[CORPORATE SEAL]

Attest:
 /s/ A.R. Bohm
 (A.R. Bohm)
Assistant Secretary

Executed, sealed and delivered by The Chase
Manhattan Bank (National Association)
in the presence of:

 /s/  A. Delgrosso
 (A. Delgrosso)

 /s/  D.O. Edwards
 (D.O. Edwards)

   /s/  Charles F. Ruge            [L.S.]
    (Charles F. Ruge)
               As Trustee

Executed, sealed and delivered by Charles F.
Ruge in the presence of:

  /s/  A. Delgrosso
 (A. Delgrosso)

  /s/  D.O. Edwards
(D.O. Edwards)

STATE OF NEW YORK    )
)ss.:
COUNTY OF NEW YORK    )

On this 1st day of December, 1969, before me appeared E.A. RODRIGUE, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President of LOUISIANA POWER & LIGHT COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said E.A. RODRIGUE acknowledged said instrument to be the free act and deed of said corporation.
On the 1st day of December, in the year 1969, before me personally came E.A. RODRIGUE, to me known, who, being by me duly sworn, did depose and say that he resides at No. 109 Imperial Woods Drive, Harahan, State of Louisiana; that he is the Senior Vice President of LOUISIANA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
[NOTARY’S SEAL]
 /s/ Morton Barad
      Morton Barad
Notary Public, State of New York
No. 41-5170980
Qualified in Queen County
Certs. filed in Bronx, Kings, Nassau New York and Westchester Cos.
Commission Expires March 30, 1970

STATE OF NEW YORK    )
)ss.:
COUNTY OF NEW YORK    )

On this 1st day of December, 1969, before me appeared E.L. LOSER, to me personally known, who, being by me duly sworn, did say that he is a Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said E.L. LOSER acknowledged said instrument to be the free act and deed of said corporation.
On the 1st day of December, in the year 1969, before me personally came E.L. LOSER, to me known, who, being by me duly sworn, did depose and say that he resides at 141-19 Coolidge Avenue, Jamaica, New York; that he is a Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
[NOTARY’S SEAL]
 /s/ Pauline Chaplik
      Pauline Chaplik
Notary Public, State of New York
No. 24-5669900
Qualified in Kings County
Certificate filed with New York Co. Clerk
Commission Expires March 30, 1970

STATE OF NEW YORK    )
)ss.:
COUNTY OF NEW YORK    )

On this 1st day of December, 1969, before me personally appeared CHARLES F. RUGE, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.
On the 1st day of December, 1969, before me personally came CHARLES F. RUGE, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.
[NOTARY’S SEAL]
 /s/ Pauline Chaplik
      Pauline Chaplik
Notary Public, State of New York
No. 24-5669900
Qualified in Kings County
Certificate filed with New York Co. Clerk
Commission Expires March 30, 1970

SUMMARY OF RECORDATION DATA

Parish	Date Filed	Entry Or File Number	Mortgage Book	Folio
Ascension	December 3, 1969	103032	182	398
Assumption	December 3, 1969	91890	94	123
Avoyelles	December 3, 1969	234012	29	376
Bienville	December 4, 1969	U-66	117	225
Bossier	December 4, 1969	221529	244	271
Caldwell	December 4, 1969	122958	66	540
Catahoula	December 4, 1969	125281	72	531
Claiborne	December 4, 1969	251773	98	66
Concordia	December 4, 1969	108646	25	659
East Carroll	December 4, 1969	34518	96	837
East Feliciana	December 3, 1969	59716	50	118
Franklin	December 4, 1969	183092	90	617
Grant	December 4, 1969	26986	83	103
Iberville	December 3, 1969	397	108	327
Jackson	December 4, 1969	200008	*GG	113
Jefferson	December 3, 1969	475583	**6	99
Lafourche	December 3, 1969	316457	177	403
LaSalle	December 4, 1969	84237	73	551
Lincoln	December 4, 1969	C-68850	79	60
Livingston	December 3, 1969	74417	***29	774
Madison	December 4, 1969	36694	31	611
Morehouse	December 4, 1969	32850	206	1
Natchitoches	December 4, 1969	M-A-2008	299A	220
Orleans	December 3, 1969	0	2151A	229
Ouachita	December 4, 1969	615889	710	172
Plaquemines	December 3, 1969	237	63	265
Rapides	December 4, 1969	569756	648	498
Red River	December 4, 1969	117685	64	595
Richland	December 4, 1969	203109	162	264
Sabine	December 4, 1969	206890	84	480
St. Bernard	December 3, 1969	97195	99	399
St. Charles	December 3, 1969	34156	137	55
St. Helena	December 3, 1969	16283	61	1
St. James	December 3, 1969	31407	70	80
St. John the Baptist	December 3, 1969	37694	28	539
St. Martin	December 3, 1969	73175	195	121
St. Tammany	December 3, 1969	266850	400	297
Tangipahoa	December 3, 1969	173822	***61	605
Tensas	December 4, 1969	84306	10	670
Terrebonne	December 4, 1969	372609	309	779
Union	December 4, 1969	146461	84	300
Vernon	December 4, 1969	287525	377	592
Washington	December 3, 1969	28018	225	34
Webster	December 4, 1969	220833	174	723
West Carroll	December 4, 1969	138076	74	669
Winn	December 4, 1969	78644	77	15

* Special Mortgage Book.
**Bond Mortgage Book.
***Amortization Mortgage Book.